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                                                                    EXHIBIT 2.01

                                                               EXECUTION VERSION





                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                            BROKAT TECHNOLOGIES, INC.
                                    AS SELLER


                                       AND


                                HNC SOFTWARE INC.
                                    AS BUYER





                                August 15, 2001



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
ARTICLE 1         DEFINITIONS...............................................................1

        1.1    Definitions..................................................................1

ARTICLE 2         PURCHASE AND SALE.........................................................8

        2.1    Purchase And Sale............................................................8

        2.2    Excluded Assets..............................................................9

        2.3    Assumed Liabilities.........................................................10

        2.4    No Other Liabilities Assumed................................................10

        2.5    Purchase Price; Allocation of Purchase Price................................12

        2.6    Closing.....................................................................13

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF SELLER.................................13

        3.1    Corporate Existence and Power...............................................13

        3.2    Corporate Authorization.....................................................14

        3.3    Governmental and Other Authorization........................................14

        3.4    Non-contravention...........................................................14

        3.5    Required Consents...........................................................14

        3.6    Financial Statements........................................................15

        3.7    Absence of Certain Changes..................................................15

        3.8    No Undisclosed Liabilities..................................................16

        3.9    Material Contracts..........................................................16

        3.10   No Litigation...............................................................18

        3.11   Compliance with Laws and Court Orders.......................................18

        3.12   Properties..................................................................18

        3.13   Title to and Condition of Purchased Assets..................................19

        3.14   Fairness of Consideration...................................................19

        3.15   No Proceedings..............................................................19

        3.16   Debt........................................................................19

        3.17   Intellectual Property Rights................................................19

        3.18    Insurance Coverage.........................................................23

        3.19   Licenses and Permits........................................................23

        3.20   Privacy.....................................................................23

        3.21   Status of Assumed Contracts.................................................23

        3.22   Receivables.................................................................23
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
        3.23   Finders' Fees...............................................................24

        3.24   Environmental Compliance....................................................24

        3.25   No Representations to Employees or Consultants of Seller....................24

        3.26   Employee Matters............................................................24

        3.27   No Right to Purchase the Blaze Business or the Purchased Assets.............27

        3.28   No Existing Discussions.....................................................27

        3.29   Taxes.......................................................................27

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF BUYER..................................28

        4.1    Corporate Existence and Power...............................................28

        4.2    Corporate Authorization.....................................................28

        4.3    Governmental Authorization..................................................28

        4.4    Non-contravention...........................................................28

        4.5    Finders' Fees...............................................................28

        4.6    No Litigation...............................................................28

ARTICLE 5         COVENANTS OF SELLER......................................................29

        5.1    Confidentiality; Access.....................................................29

        5.2    Payment of Debts............................................................29

        5.3    Transfer of Affiliate-Owned Assets..........................................29

        5.4    Assistance..................................................................30

        5.5    Consents....................................................................30

ARTICLE 6         COVENANTS OF BUYER AND SELLER............................................30

        6.1    Further Assurances..........................................................30

        6.2    Almaden Boulevard Lease.....................................................30

        6.3    Japanese Sublease...........................................................31

        6.4    Books and Records; Personnel................................................32

        6.5    Certain Filings.............................................................32

        6.6    Public Announcements........................................................32

ARTICLE 7         TAX MATTERS..............................................................32

        7.1    Taxes.......................................................................32

        7.2    Straddle Periods............................................................33

        7.3    Other Taxes.................................................................33

        7.4    Treatment of Indemnity Payments.............................................33

ARTICLE 8         EMPLOYEE BENEFITS........................................................33



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
        8.1    Employees, Consultants and Offers by Buyer..................................33

        8.2    Seller's Employee Benefit Plans.............................................33

        8.3    Buyer Benefit Plans.........................................................34

        8.4    Continuation of Certain Administrative Services and Insurance Coverage......34

        8.5    No Third Party Beneficiaries................................................35

        8.6    Employees; WARN Act.........................................................35

ARTICLE 9         CONDITIONS TO CLOSING....................................................35

        9.1    Conditions to Obligations of Buyer and Seller...............................35

        9.2    Conditions to Obligation of Buyer...........................................35

        9.3    Conditions to Obligation of Seller..........................................37

ARTICLE 10        SURVIVAL; INDEMNIFICATION................................................37

        10.1   Survival....................................................................37

        10.2   Indemnification.............................................................37

        10.3   Investment of Retained Amount; Accrued Interest.............................39

        10.4   Claim; Notice of Claim......................................................39

        10.5   Contents of Notice of Claim.................................................40

        10.6   Defense of Third-Party Claims...............................................40

        10.7   Resolution of Claims........................................................40

        10.8   Release of Remaining Retained Amount........................................43

ARTICLE 11        MISCELLANEOUS............................................................43

        11.1   Notices.....................................................................43

        11.2   Amendments and Waivers......................................................45

        11.3   Expenses....................................................................45

        11.4   Successors and Assigns......................................................45

        11.5   Governing Law...............................................................45

        11.6   Counterparts; Third Party Beneficiaries.....................................45

        11.7   Entire Agreement............................................................45

        11.8   Captions....................................................................45

                            ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT, dated as of August 15, 2001 (this "AGREEMENT"), is made and entered into by and between Brokat Technologies, Inc., a Delaware corporation ("SELLER"), and HNC Software Inc. a Delaware corporation ("BUYER"). Seller and Buyer are referred to collectively herein as the "PARTIES" and individually as a "PARTY".

                                 R E C I T A L S

        WHEREAS, Seller conducts the Blaze Business (as defined below);

        WHEREAS, Buyer desires to purchase substantially all of the assets used to conduct the Blaze Business from Seller and to assume the Assumed Liabilities (as defined below), and Seller desires to sell to Buyer substantially all of the assets of, the Blaze Business, upon and subject to the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows.


                                    ARTICLE 1
                                   DEFINITIONS

        1.1 Definitions. The following terms have the meanings ascribed to them or referenced below:

        "1933 ACT" has the meaning set forth in Section 5.4.

        "1934 ACT" has the meaning set forth in Section 5.4.

        "AAA" has the meaning set forth in Section 10.7(c).

        "ADDITIONAL RETAINED AMOUNT" has the meaning set forth in Section 10.3.

        "AFFILIATE" means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified other Person (where, for purposes of this definition, "CONTROL" (including the correlative terms "CONTROLLED BY" or "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by Contract or otherwise).

        "AFFILIATE-OWNED ASSETS" has the meaning set forth in Section 3.13(a).

        "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

        "ALMADEN BOULEVARD LEASE" means that certain Office Lease dated as of November 12, 1999 between Seller and SJ Plaza LLC, as amended, pursuant to which Seller leases office space located at 150 Almaden Boulevard, San Jose, California (the "ALMADEN BOULEVARD FACILITY"). The office space leased by Seller under the Almaden Boulevard Lease is hereinafter referred to as the "ALMADEN BOULEVARD PREMISES".

        "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in
Section 2.6(a).

        "ASSUMED CONTRACTS" has the meaning set forth in Section 2.1(f).

        "ASSUMED LIABILITIES" has the meaning set forth in Section 2.3.

        "ASSUMED SEVERANCE LIABILITIES" has the meaning set forth in Section 2.3(d).

        "AWARDED DAMAGES" has the meaning set forth in Section 10.7(c).

        "AUDITED STATEMENTS" has the meaning set forth in Section 3.6.

        "BALANCE SHEET" has the meaning set forth in Section 3.6.

        "BALANCE SHEET DATE" has the meaning set forth in Section 3.6.

        "BLAZE BUSINESS" means the business conducted by Blaze Software, Inc. immediately prior to its acquisition by Brokat and extensions of such business since such acquisition, which are now referred to by Seller as its "Rules Business Unit" and which includes, but is not limited to, the business conducted by Seller in which Seller designs, develops, markets and supports computer software products (including the Blaze Business Offerings and related services) that enable companies: (i) to provide their respective customers, employees, partners and suppliers with adaptable and personalized interactions that are consistent across all communication channels, including the Internet, automated telephone response systems, manned customer service centers, automated self-service kiosks and others; (ii) to translate business rules into a format that can be used by business applications; and (iii) to communicate their unique way of doing business through these interactions.

        "BLAZE BUSINESS OFFERINGS" has the meaning set forth in Section 2.1(a).

        "BLAZE BUSINESS RECEIVABLES" has the meaning set forth in Section
2.1(g).

        "BLAZE IP RIGHTS" has the meaning set forth in Section 3.17(e).

        "BLAZE SOURCE CODE" has the meaning set forth in Section 3.17(i).

        "BOOKS AND RECORDS" means, to the extent not already included in Intellectual Property, all books, records, books of account, financial records, financial statements, files, data and papers, whether in hard copy or computer format, used or held for use by Seller or any of its Affiliates primarily in connection with the conduct of the Blaze Business, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any Tax return relating exclusively to any Tax imposed on the Purchased Assets; provided, however, that Seller is entitled to retain originals of records, files or data that relate to businesses other than the Blaze Business and Tax returns, financial records and financial statements of Seller, so long as Buyer is given true and complete copies of such documents and records at the Closing or no later than five (5) days thereafter.

        "BROKAT" means Brokat Technologies Aktiengesellschaft, an
Aktiengesellschaft organized and existing under the laws of Germany and of which Seller is an indirect Subsidiary.

        "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which banks are open for ordinary banking business in San Jose, California.

        "BUYER" has the meaning set forth in the preamble to this Agreement.

        "BUYER ANCILLARY AGREEMENTS" means, collectively, the Assignment and Assumption Agreement, the Mark Assignment, the Patent Applications Assignment, the Domain Name Assignment, the Transition Services Agreement and all other agreements, assignments, certificates and documents that Buyer is to execute and deliver pursuant to this Agreement.

        "BUYER INDEMNITEES" has the meaning set forth in Section 10.2(a).

        "BUYER LEASE" has the meaning set forth in Section 6.2(a).

        "BUYER'S PRO RATA LEASE SHARE" has the meaning set forth in Section 2.1(h).

        "CLAIM" has the meaning set forth in Section 10.4.

        "CLOSING" has the meaning set forth in Section 2.6.

        "CLOSING CASH PAYMENT" has the meaning set forth in Section 2.6(a).

        "CLOSING DATE" means the date of the Closing.

        "COBRA" has the meaning set forth in Section 3.26(h).

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "CONTESTED CLAIM" has the meaning set forth in Section 10.7(b).

        "CONTRACT" means any written or oral contract, agreement, arrangement, undertaking, indenture, lease, deed, mortgage, license, option, instrument, note or other commitment.

        "COPYRIGHTS" has the meaning set forth in Section 3.17(a).

        "DAMAGES" has the meaning set forth in Section 10.2(a).

        "EMPLOYEE PLANS" has the meaning set forth in Section 3.26(b).

        "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, ordinance, code, legally binding guideline or policy or rule of the United States or of any other country or any judgment, order, decree, injunction, permit or governmental restriction or any agreement with any Governmental Authority, relating to the environment, human health and safety or to exposure to Hazardous Substances.

        "ENVIRONMENTAL LIABILITIES" means any and all Liabilities arising in connection with or in any way relating to Seller (or any predecessor of Seller or any prior owner of all or part of Seller's business and assets), any property now or previously owned, leased or operated by Seller, the Blaze Business (as currently or previously conducted by Seller or any of its Affiliates), the Purchased Assets or any activities or operations occurring or conducted at the Real Property (including, without limitation, offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under any

Environmental Law and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder.

        "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

        "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.4.

        "FACILITY" has the meaning set forth in Section 3.24.

        "FINAL AWARD" has the meaning set forth in Section 10.7(c).

        "FIRST AMENDMENT TO LEASE" means that certain First Amendment to Lease entered into as of March 31, 2000 between Blaze Software Inc. and SJ Plaza LLC relating to the Almaden Boulevard Facility, and the term "ORIGINAL LEASED PREMISES" means the approximately 27,586 square feet of space in Suites 800 and 900 of the Almaden Boulevard Facility and defined as the "Original Leased Premises" in the First Amendment to Lease.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "GOVERNMENTAL AUTHORITY" means any national, federal, state, county, municipal, district or local government or government body, whether of the United States or another country, or any public administrative or regulatory agency, political subdivision, commission, court, board or body, or representative of any of the foregoing.

        "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable corrosive, reactive or otherwise hazardous substance, having any constituent elements displaying any of the foregoing characteristics.

        "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "INDEMNIFIED PARTY" has the meaning set forth in Section 10.2(e).

        "INDEMNIFYING PARTY" has the meaning set forth in Section 10.1.

        "INDEMNITEES" has the meaning set forth in Section 10.4.

        "INDENTURE" means the indenture, dated as of March 28, 2000, by and among Brokat and The Bank of New York, as trustee, with respect to Brokat's 11-_% Senior Notes due 2010.

        "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 3.17(a).

        "IP LICENSES" has the meaning set forth in Section 3.17(b).

        "ISV AGREEMENT" has the meaning set forth in Section 9.2(i).

        "J.A.M.S." has the meaning set forth in Section 10.7(c).

        "JAPANESE LEASE" means the office lease between Brokat Technologies Japan, Inc., a subsidiary of Brokat ("BROKAT JAPAN") and Sumitomo Fudosan ("JAPANESE LANDLORD") pursuant to which Brokat Japan leases office space located Akasaka DS Building 6F, 8-5-26 Akasaka Minato-Ku, Tokyo, Japan (the "JAPANESE FACILITY") under a lease term ending on August 31, 2003. The office space leased by Seller under the Japanese Lease is hereinafter referred to as the "JAPANESE PREMISES").

        "JAPANESE SUBLEASE" has the meaning set forth in Section 6.3.

        "KNOWLEDGE" of a Party to this Agreement means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter by any executive officer or director of such Party. For purposes of this definition, any such executive officer or director will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if: (i) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual; or (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of such Party (in the case of knowledge of a Party that is not an individual) that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities.

        "LANDLORD" has the meaning set forth in Section 6.2(a).

        "LIABILITIES" means debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

        "LIEN" means with respect to any property or asset, any mortgage, lien, option, equitable interest, security interest, right of first refusal or other restriction on transfer, easement, pledge, hypothecation, charge, debenture, deed of trust, claim, title retention agreement or covenant of any nature or other restriction, encumbrance or any other adverse claim of any kind in respect of such property or asset or any restriction on the use of such property or asset or any irregularity in title thereto.

        "MATERIAL ADVERSE CHANGE" means, with respect to the Blaze Business, any change, event, circumstance or effect on the Blaze Business that is, or would reasonably be expected to be, materially adverse to the Purchased Assets (including but not limited to intangible assets), or to the condition (financial or otherwise), operations or resulting of operations of the Blaze Business, excluding any such change, event, circumstance or effect resulting from (i) an adverse change in the cash flows of the Blaze Business as operated by Seller prior to the Closing Date, (ii) changes in general economic conditions, (iii) changes affecting the industry generally in which the Blaze Business operates which do not disproportionately affect the Blaze Business or (iv) changes resulting directly from the public announcement of the transactions contemplated by this Agreement.

        "MATERIAL CONTRACT" has the meaning set forth in Section 3.9.

        "NON-PREVAILING PARTY" has the meaning set forth in Section 10.7(c).

        "NOTICE OF CLAIM" has the meaning set forth in Section 10.4.

        "OWNING AFFILIATES" has the meaning set forth in Section 3.13(a).

        "PARTY" has the meaning set forth in the preamble to this Agreement.

        "PATENTS" has the meaning set forth in Section 3.17(a).

        "PERMITS" has the meaning set forth in Section 3.19.

        "PERMITTED LIENS" means (i) liens for Taxes not yet due and payable (other than liens for any Transfer Taxes arising from any transactions contemplated by this Agreement or by any Buyer Ancillary Agreement or any Seller Ancillary Agreement), or (ii) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business which are not yet due and payable, or (iii) the rights of the lessors of any real or personal property leased to Seller under any leases or lease agreements described in Section 3.9(f).

        "PERSON" means an individual, a partnership, a corporation, an Aktiengesellschaft, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company, or a Governmental Authority.

        "PREVAILING PARTY" has the meaning set forth in Section 10.7(c).

        "PRIOR FACILITY" has the meaning set forth in Section 3.24.

        "PROPOSED INTELLECTUAL PROPERTY AGREEMENTS" has the meaning set forth in
Section 3.17(b).

        "PURCHASE PRICE" has the meaning set forth in Section 2.5(a).

        "PURCHASED ASSETS" has the meaning set forth in Section 2.1.

        "RELEASE DATE" has the meaning set forth in Section 10.2(f).

        "REQUIRED CONSENTS" has the meaning set forth in Section 3.5.

        "REQUIRED PREMISES" has the meaning set forth in Section 6.2.

        "RETAINED AMOUNT" has the meaning set forth in Section 2.5(a).

        "SEC" has the meaning set forth in Section 3.6.

        "SELLER ANCILLARY AGREEMENTS" means, collectively, the Assignment and Assumption Agreement, the Bill of Sale and General Assignment, the Mark Assignment, the Patent Applications Assignment, the Domain Name Assignment and the Transition Services Agreement and all other agreements, assignments, certificates and documents that Seller is to execute and deliver pursuant to this Agreement.

        "SELLER-RETAINED RIGHTS" has the meaning set forth in Section 2.1(j).

        "SELLER WEBSITES" has the meaning set forth in Section 3.20.

        "SELLER" has the meaning set forth in the preamble to this Agreement.

        "SELLER'S DISCLOSURE LETTER" has the meaning set forth in the preamble to Article 3.

        "SETTLED CLAIM" has the meaning set forth in Section 10.7(d).

        "SEVERANCE EMPLOYEES" has the meaning set forth in Section 2.3(d).

        "SOFTWARE" has the meaning set forth in Section 3.17(a).

        "SPECIAL BUYER CLAIMS" has the meaning set forth in Section 10.2(c).

        "SPECIAL CLAIMS" has the meaning set forth in Section 10.2(d).

        "SPECIAL SELLER CLAIMS" has the meaning set forth in Section 10.2(d).

        "STRADDLE PERIODS" has the meaning set forth in Section 7.2.

        "SUBLEASE" has the meaning set forth in Section 6.2(a).

        "SUBLET TERM" has the meaning set forth in Section 6.2(a).

        "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person: (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; (ii) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership, membership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

        "TAX" or "TAXES" means foreign, federal, state and local taxes of any kind whatsoever (whether payable directly or by withholding), including all income, capital, sales, use, transfer, customs duties, stamp, stock, registration, franchise, social security, payroll, premium, employment, excise, property, value added or other taxes of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts with respect thereto, whether disputed or not.

        "TECHNOLOGY" has the meaning set forth in Section 3.17(a).

        "THIRD-PARTY CLAIM" has the meaning set forth in Section 10.4.

        "TRADEMARKS" has the meaning set forth in Section 3.17(a).

        "TRANSACTION TAXES" has the meaning set forth in Section 7.1.

        "TRANSFER TAXES" means all recordation, transfer and documentary taxes and fees, stamps and any value added, excise, sales or use taxes, and similar costs.

        "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 8.1.

        "TRANSFERRED PERMITS" has the meaning set forth in Section 2.1(e).

        "TRANSITION SERVICES AGREEMENT" has the meaning set forth in Section 9.2(h).

        "TREASURY MONEY MARKET FUND" has the meaning set forth in Section 10.3.

        "TRUSTEE" means the Bank of New York, as trustee under the Indenture, or its successor in such capacity.

        "UNCONTESTED CLAIM" has the meaning set forth in Section 10.7(a).

        "WARN ACT" has the meaning set forth in Section 3.26(a).


                                    ARTICLE 2
                                PURCHASE AND SALE

        2.1 Purchase And Sale. Except as otherwise provided below, upon and subject to the terms and conditions of this Agreement, at the Closing, Buyer agrees to purchase from Seller, and Seller agrees to sell, assign, transfer, convey and deliver or cause to be sold, assigned, transferred, conveyed and delivered to Buyer, free and clear of all Liens (other than Permitted Liens) and claims, all right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, personal or mixed, tangible or intangible, owned, leased or used by Seller or any of its Affiliates in the conduct of the Blaze Business as the same shall exist on the Closing Date, including, without limitation, all assets and properties (other than cash or cash equivalents) shown or reflected on the Balance Sheet and not disposed of in the ordinary course of business after the Balance Sheet Date and prior to the Closing as permitted by this Agreement, and all assets of the Blaze Business acquired after the Balance Sheet Date prior to the Closing (the "PURCHASED ASSETS"), and including, without limitation, all right, title and interest in, to and under:

               (a) all computer software products and technologies developed by or for the Blaze Business or used or marketed in connection with the Blaze Business (including, but not limited to, Blaze's Advisor Solutions Suite including Advisor Builder, Advisor Rule Engine, Advisor Rule Server, Advisor Innovator, Blaze Expert, Blaze Presenter, Expertframe, including Accessor, Microline Widget Library, Microline Component Toolkit, Microline View, Toolkit, Dawn (a constraint-based optimization technology) and Local, and Nextra) and all source code, object code, supplements, modifications, updates, corrections and enhancements of past and present versions, shipping versions and versions under development of such products and technologies (collectively, the "BLAZE BUSINESS OFFERINGS" and each individually a "BLAZE BUSINESS OFFERING");

               (b) any and all design and code documentation, methodologies, processes, trade secrets, design information, product information, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, works-in-process, works of authorship and programmer's notes, which are related to, used in, or derived from the Blaze Business, or products or services which are relevant to the development, manufacture, operation, maintenance or use of the Blaze Business Offerings;

               (c) all Intellectual Property Rights (as defined in Section 3.17) in, to or related to (i) the Blaze Business and/or (ii) any of the other Purchased Assets;

               (d) all Books and Records;

               (e) to the extent lawfully transferable, all licenses, permits, registrations and authorizations granted by Governmental Authorities that are necessary for the conduct of the Blaze Business and the marketing of the Blaze Business Offerings, including, without limitation, the items listed on Schedule 2.1(e) to the Seller's Disclosure Letter (collectively, the "TRANSFERRED PERMITS");

               (f) all right, title and interest of Seller in and to the outstanding Contracts in respect of the Blaze Business that are set forth on
Schedule 2.1(f) to the Seller's Disclosure Letter (the "ASSUMED CONTRACTS");

               (g) all accounts receivable and notes receivable arising out of the Blaze Business and outstanding at Closing (the "BLAZE BUSINESS RECEIVABLES");

               (h) all prepaid expenses relating to the Blaze Business, including, but not limited to, ad valorem taxes leases and rentals (except that, with respect to the security deposit with respect to the Almaden Boulevard Lease, Buyer shall acquire only that percentage of each security deposit that is equal to the percentage obtained by dividing (i) the total square footage of the Almaden Premises that Buyer subleases from Seller in accordance with the provisions of Section 6.2(a), divided by (ii) the total square footage of the Almaden Boulevard Premises that is leased to Seller under the Almaden Boulevard Lease as of the Closing Date) ("BUYER'S PRO RATA LEASE SHARE");

               (i) all licenses of Software and third-party Intellectual Property Rights used in the Blaze Business, including without limitation, the software licenses identified in Schedule 2.1(i) to the Seller's Disclosure Letter, together with all machine-readable media containing copies of all source code (if available), object code, data files, records and other information subject to or provided in connection with such third party software licenses and copies of all documentation, including documents setting out applicable license terms, operating procedures, maintenance and support rights and error recovery procedures;

               (j) all of Seller's rights, claims, credits, causes of action or rights of setoff against third parties arising out of the Blaze Business or the Purchased Assets, whether liquidated or unliquidated, fixed or contingent, and all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties arising out of the Blaze Business; provided, however, that Seller shall retain all rights, claims, credits, causes of action, counterclaims, setoffs and defenses, and all warranties, representations and guarantees that may be asserted against third parties arising out of any of the Excluded Assets or any of the Retained Liabilities including without limitation any rights to reimbursement for damages, fees or expenses related thereto (collectively, the "SELLER-RETAINED RIGHTS").

               (k) all tangible assets used in the Blaze Business including, but not limited to, (i) all furniture, fixtures, furnishings, machinery, vehicles, equipment, computers, servers, spare parts, documentation, technical materials, advertising materials, promotional literature, sales or marketing-related materials and other tangible assets owned by Seller and used in to the Blaze Business, together with all plates, camera-ready art, blocks, negatives and similar material relating to any of the foregoing; and (ii) all tangible assets (including without limitation workstations and personal computers, the third-party software programs stored therein and the licenses thereto, logbooks, notebooks, furniture, file cabinets, white boards, personal office supplies and equipment) owned by Seller that at any time on or after the Balance Sheet Date are or were held for use primarily by employees of Seller in the conduct of the Blaze Business; and

               (l) all goodwill associated with the Blaze Business or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Blaze Business.

        2.2 Excluded Assets. Buyer and Seller expressly understand and agree that the Purchased Assets will not include any assets of Seller not described in
Section 2.1 above or not related to the Blaze Business (the "EXCLUDED ASSETS"), including without limitation the following:

               (a) the Seller-Retained Rights;

               (b) all capital stock of Seller or of any subsidiary of Seller;

               (c) all rights, interests and claims of Seller under this Agreement;

               (d) subject to the definition of Books and Records, all Tax returns, corporate minutes, stock books of account, financial and Tax records of Seller; and

               (e) all cash and cash equivalents of Seller (other than the Blaze Business Receivables, which are Purchased Assets).

        2.3 Assumed Liabilities. Upon and subject to the terms the conditions of this Agreement, Buyer agrees, effective at the time of the Closing, to assume the following liabilities (the "ASSUMED LIABILITIES"):

               (a) the trade payables and other normal operating Liabilities of the Blaze Business set forth on Schedule 2.3(a) of the Seller's Disclosure Letter, which are all reflected on Balance Sheet to the extent such trade payables and normal operating Liabilities are still owed and payable on the Closing Date;

               (b) the trade payables and other normal operating liabilities of the Blaze Business incurred by Seller after the Balance Sheet Date and prior to the Closing Date in the ordinary course of conducting the Blaze Business, consistent (in type, amount and otherwise) with the past practices of the Blaze Business and that are set forth on Schedule 3.8 to the Seller's Disclosure Letter;

               (c) the liabilities and obligations of Seller under the Assumed Contracts, but only to the extent such liabilities and obligations first accrued or arose after the Closing Date for reasons other than any breach, violation or default by Seller of any of the terms of any of the Assumed Contracts; and

               (d) the obligations of Seller or any of its Affiliates to make cash severance payments to the employees and consultants of Seller whose names are set forth on Schedule 2.3(d) to the Seller's Disclosure Letter (the "SEVERANCE EMPLOYEES") in the respective amounts set forth opposite such Severance Employee's name in Schedule 2.3(d) in an aggregate amount that (inclusive of all payroll taxes and other amounts that are required to be withheld and paid by Buyer to any Tax authority or other Governmental Authority in connection with any payments made pursuant to this subparagraph (d)) shall not exceed a total of One Million Five Hundred Thousand ($1,500,000) in cash (the "ASSUMED SEVERANCE LIABILITIES"); provided that Buyer shall not be obligated to pay any such Assumed Severance Liabilities until November 15, 2001 and Buyer shall only be obligated to assume and pay such payments to those Severance Employees who, prior to receipt of such payment from Buyer and prior to November 15, 2001, execute and deliver to Buyer (i) an IRS Form W-9 or other appropriate tax withholding form and (ii) a written agreement releasing Buyer in full from all claims of any kind (including but not limited to severance claims arising from the termination of the Severance Employee's employment with Seller). As provided above, the actual total aggregate amount payable by Buyer under this subparagraph (d) (inclusive of all payroll taxes and other amounts that are required to be withheld and paid by Buyer to any Tax authority or other Governmental Authority in connection with any payments made pursuant to this subparagraph (d)) shall not exceed the maximum aggregate sum of One Million Five Hundred Thousand Dollars ($1,500,000).

        2.4 No Other Liabilities Assumed. As a material consideration and inducement to Buyer to enter into this Agreement, Seller will retain, and will be solely responsible for paying, performing and discharging when due, and Buyer will not assume or otherwise have or acquire any obligation, responsibility or liability for, any Excluded Liabilities (as hereinafter defined). The term "EXCLUDED LIABILITIES" means any and all Liabilities of Seller of any of its Affiliates, whether now existing or hereafter arising, other than the Assumed Liabilities. By way of example and not by way of limitation, the Excluded Liabilities that are not being assumed by Buyer include:

               (a) any and all Taxes now or hereafter due and payable by Seller or any Affiliate of Seller, including without limitation, any Transaction Taxes (as defined in Section 7.1 of this Agreement) and any other Taxes on, or arising from, Seller's sale, assignment, transfer and delivery to Buyer of any of the Purchased Assets pursuant to this Agreement;

               (b) any and all Taxes attributable or related to any of the Purchased Assets that relate in any manner to, or first arose during, any time period or portion thereof ending on or prior to the Closing Date, and any related Liabilities of Seller and its Affiliates;

               (c) any and all Liabilities arising after the Closing Date from or with respect to, any sale, license, provision, performance or delivery by Seller or any of its Affiliates of a product or service that has been sold, licensed, provided, performed or delivered by Seller or any of its Affiliates prior to the Closing Date (including all past sales and licenses of the Blaze Business Offerings by Seller or any of its Affiliates or predecessors that occurred prior to the Closing Date);

               (d) any and all Liabilities arising from any breach, violation or default by Seller or any of its Affiliates of any Contract (including, without limitation, any lease or license), to which Seller or any of its Affiliates is a party or is bound (including, but not limited to, any breach, violation or default by Seller or any of its Affiliates of any of the Assumed Contracts that occurred or first arose prior to the Closing);

               (e) any obligations, debts or duties of Seller under any Contract that is not an Assumed Contract;

               (f) other than the Assumed Severance Liabilities, any and all Liabilities to current, former or future employees of Seller related to or arising from or with respect to any past, present or failure act or omission of Seller or any of its Affiliates, including any Liabilities to such employees for the payment of any and all wages or accrued and unused vacation time or for the reimbursement of any expenses incurred by such employees;

               (g) other than the Assumed Severance Liabilities, any and all Liabilities arising from the past, present or future termination by Seller or any of its Affiliates of the employment of any current, former or future officers, directors, employees, consultants or contractors of Seller, any other claims brought against Seller arising from the past, present or future employment by Seller or any of its Affiliates of any person, or arising from any duties or obligations under any past, present or future employee benefit plans or compensation arrangements of Seller or any of its Affiliates;

               (h) any and all past, present or future Liabilities of Seller or any of its Affiliates to employees of Seller under the Employee Plans, ERISA, COBRA, the WARN Act, or any severance pay obligations of Seller;

               (i) any and all Liabilities arising from the violation (or alleged violation) by Seller or any of its Affiliates of any statute, law, ordinance, regulation, order, judgment or decree of any Governmental Authority or any jurisdiction (other than Assumed Liabilities);

               (j) any and all Liabilities relating to or arising out of any of the Excluded Assets (including, but not limited to, any Liabilities now existing or hereafter arising under any Contract of Seller that is not an Assumed Contract);

               (k) any and all Liabilities arising from any claim, action, demand, lawsuit, investigation or proceeding instituted by or against Seller or from the actual or alleged infringement or misappropriation by Seller of any Intellectual Property Rights of a third party;

               (l) any Environmental Liability;

               (m) any Liabilities of Seller (other than Assumed Liabilities) relating to the Blaze Business not incurred in the ordinary course of conducting the Blaze Business consistent with past practice (including any such liabilities included on the Balance Sheet), which such Liabilities are set forth on Schedule 2.4(m) to the Seller's Disclosure Letter; and

               (n) any and all Liabilities arising as a result of any failure to comply with any "bulk sales", "bulk transfer" or similar laws in connection with the transactions contemplated by this Agreement.

        2.5 Purchase Price; Allocation of Purchase Price.

               (a) In consideration of Seller's transfer of good and marketable title to, and delivery of, the Purchased Assets to Buyer, effective upon the Closing, Buyer shall (i) pay to Seller in cash at the Closing an amount equal to the sum of Sixteen Million Five Hundred Thousand United States Dollars ($16,500,000) (which sum represents $18,000,000 minus the $1,500,000 of Assumed Severance Liabilities); (ii) assume the Assumed Liabilities (and no other Liabilities) of Seller; and (iii) agree, as provided in Article 10 of this Agreement, to pay Seller in cash, at the time provided in Article 10 of this Agreement the Retained Amount (as defined below) minus the amount of Damages that Buyer is entitled to recover from the Retained Amount pursuant to Claims (as defined in Section 10.4) in accordance with Article 10 of this Agreement (the "PURCHASE PRICE"). As used herein, the "RETAINED AMOUNT" means the sum of Two Million United States Dollars ($2,000,000) in cash, plus any Additional Retained Amount (as defined in Section 10.3). The Parties acknowledge and agree that Buyer shall be the sole owner of the Retained Amount until all or any portion of the Retained Amount is required to be paid and released to Seller under the terms of Article 10 of this Agreement. To the extent that the Buyer has not, by November 15, 2001, been required to pay out any portion of the $1,500,000 of Assumed Severance Liabilities to any Severance Employee in accordance with the provisions of Section 2.3(d) due to the failure by any such Severance Employee to execute or deliver to Buyer any release agreement or Form W-9 to Buyer by November 15, 2001, then Buyer shall refund any such unpaid portion of such $1,500,000 to Seller on or before November 30, 2001.

               (b) Seller and Buyer will use commercially reasonable efforts to agree within sixty (60) days after the Closing Date, to allocate the Purchase Price among the Purchased Assets in accordance with the allocation requirements of Section 1060 of the Code. Any subsequent adjustments to the Purchase Price, including the adjustments referred to in Section 7.4, will be reflected in the allocation hereunder in a manner that is consistent with Section 1060 of the Code and the regulations promulgated thereunder. For all Tax purposes, Buyer and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the allocation agreed to by the Parties under this
Section 2.5(b) and Section 7.4, and will not take any position inconsistent with the allocation agreed to by the Parties under this Section 2.5(b) in an Tax return, in any refund claim, in any litigation or otherwise.

        2.6 Closing. The closing and consummation (the "CLOSING") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, simultaneously with the execution of this Agreement and after satisfaction of the conditions precedent to the Closing set forth in Article 9. At the Closing, upon the satisfaction or waiver of all conditions precedent to the Closing set forth in Article 9:

               (a) Buyer shall:

                      (i) Pay to Seller the sum of Sixteen Million Five Hundred Thousand United States Dollars (U.S. $16,500,000) (the "CLOSING CASH PAYMENT") in immediately available funds by wire transfer to an account of Seller with a bank designated by Seller, by notice to Buyer not later than the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount);

                      (ii) deliver to Seller the Assignment and Assumption Agreement substantially in the form of EXHIBIT A (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") and the other items required to be delivered by Buyer under Section 9.3.

               (b) At the Closing, Seller shall deliver, or cause to be delivered, to Buyer, each of the following, duly executed by or on behalf of
Seller:

                      (i) the Assignment and Assumption Agreement substantially in the form of EXHIBIT A;

                      (ii) the Bill of Sale and General Assignment substantially in the form of EXHIBIT B; and

                      (iii) the Purchased Assets and the other items required to be delivered by Seller under Section 9.2.


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer that, except as expressly set forth in the letter signed by Seller dated as of the Closing Date and addressed to Buyer which is being delivered to Buyer concurrently with the Parties' execution and delivery of this Agreement (the "SELLER'S DISCLOSURE LETTER"), each of the representations, warranties and statements contained in the following sections of this Article 3 is true and correct on and as of the Closing Date. For all purposes of this Agreement (including, without limitation, Articles 7 and 8), the statements contained in the Seller's Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Seller to Buyer pursuant to this Article 3.

        3.1 Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as now conducted. Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its failure to so qualified and in good standing would have a Material Adverse Effect on the Blaze Business or the Purchased Assets. Seller has heretofore delivered to Buyer true and complete copies of its certificate of incorporation and bylaws as currently in effect. Seller is not in violation of its certificate of incorporation and bylaws as currently in effect.

        3.2 Corporate Authorization. Seller has all necessary corporate power and authority to enter into this Agreement and each of the Seller Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each of the Seller Ancillary Agreements, the sale of the Purchased Assets to Buyer under this Agreement and the consummation of all the transactions contemplated hereby and thereby on the terms and subject to the conditions set forth herein and therein
(i) have been duly and validly authorized by Seller by all necessary corporate action and approvals of Seller's Board of Directors (which action and approvals have been obtained and carried out in compliance with applicable law, Seller's certificate of incorporation and bylaws, each as amended to date, and all Contracts binding on Seller), and (ii) have been duly and validly authorized and approved by the sole stockholder of Seller at a meeting duly called, noticed and held (which authorization and approval of by such sole stockholder of Seller has been obtained and carried out in compliance with, and with the requisite votes required by, applicable law, Seller's certificate of incorporation and bylaws, each as amended to date, and all Contracts binding on Seller), and (iii) have been duly and validly authorized and approved by Brokat by all necessary corporate actions and approvals of Brokat's Board of Directors (which action and approvals have been obtained and carried out in compliance with applicable law, Brokat's charter documents, each as amended to date), including the resolution of the Board of Directors (or other comparable governing body) of Brokat required to be delivered to the Trustee under the Indenture that the Purchase Price is at least equal to the Fair Market Value (as such term is defined in the Indenture) of the Purchased Assets. This Agreement and each Seller Ancillary Agreement has been duly and validly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and each of the Seller Ancillary Agreements constitutes, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

        3.3 Governmental and Other Authorization. Except as set forth in
Schedule 3.3 to the Seller's Disclosure Letter, the execution, delivery and performance by Seller of this Agreement and each Seller Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby require no consent, approval, authorization or other action by or in respect of, or filing with, any third party, including, but not limited to, any Governmental Authority, bankruptcy trustee, creditors' committee, receiver or any other Person.

        3.4 Non-contravention. Except as set forth on Schedule 3.4 to the Seller's Disclosure Letter, the execution, delivery and performance by Seller of this Agreement and each Seller Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the organizational documents of Seller, (ii) violate or conflict, in any material respect, with any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Seller or the Purchased Assets, or (iii) result in a violation or breach by Seller of, conflict with, or constitute a default (or an event which with the giving of notice or the lapse of time or both, would become a breach or default) by Seller (or give rise to any right of termination, rescission, amendment, cancellation, payment or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other Contract, instrument or obligation to which Seller is a party, or by which it or any such Purchased Assets may be bound or otherwise related to or affecting the Purchased Assets, including, without limitation, the Indenture and the Assumed Contracts, or (iv) result in the creation of any Liens (other than Permitted Liens) on any of the Purchased Assets.

        3.5 Required Consents. Schedule 3.5 to the Seller's Disclosure Letter sets forth each Contract or other instrument binding upon Seller or any Permit requiring a consent or other action by any

Person as a result of the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements (the "REQUIRED CONSENTS"). Except as expressly otherwise set forth in Schedule 3.5 to the Seller's Disclosure Letter, all of the Required Consents, including, without limitation, all consents needed to transfer or assign the Assumed Contracts, have been obtained. No approvals of the stockholders of Brokat or the holders of Brokat's 11 1/2% Senior Notes Due 2010 are required for the consummation of any of the transactions contemplated by this Agreement.

        3.6 Financial Statements. Seller has delivered to Buyer, attached as
Schedule 3.6 to the Seller's Disclosure Letter: (a) the audited balance sheets of Blaze Software Inc. as of March 31, 1999 and 2000 and the related audited statements of income and cash flows of Blaze Software Inc. for each of the full years ended March 31, 1999 and 2000 (such audited balance sheets, statements of income and cash flows being hereinafter collectively referred to as the "AUDITED STATEMENTS"); and (b) the unaudited pro forma balance sheet of the Blaze Business as of July 31, 2001 (the "BALANCE SHEET") (such date of July 31, 2001 being hereinafter referred to as the "BALANCE SHEET DATE"). The Audited
Statements: (i) present fairly, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the financial position, results of operation and cash flows of Blaze Software Inc. for the periods then ended and the dates thereof and (ii) have been prepared from the Books and Records. The Balance Sheet: (i) presents fairly, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be otherwise expressly indicated in the notes thereto), the financial position of the Blaze Business as at July 31, 2001 (subject to normal year-end adjustments) and (ii) has been prepared from the Books and Records. Seller has no material debt, Liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, related to the Blaze Business except for (i) those shown on the Balance Sheet, (ii) those that may have been incurred by Seller after the Balance Sheet Date in the ordinary course of Seller's business consistent with its past practices, and that are not in excess of $50,000, either individually or collectively, and are not required to be set forth in the Balance Sheet under GAAP, (iii) those incurred in connection with this Agreement and the agreements to be entered into pursuant to this Agreement, and (iv) Retained Liabilities that are not already reflected in the Balance Sheet and that are not required to be reflected in the Balance Sheet under GAAP (if any). All reserves established by Seller that are set forth in or reflected in the Balance Sheet are adequate and were determined in accordance with GAAP. The Audited Statements complied as to form in all material respects with the published rules and regulations of the U.S. Securities and Exchange Commission ("SEC") with respect thereto. All books of account and other accounting records of Seller with respect to the Blaze Business are in Seller's possession and made up to date and contain the information necessary to prepare financial statements in accordance with GAAP.

        3.7 Absence of Certain Changes. Between the Balance Sheet Date and the Closing Date, the Blaze Business has been conducted in the ordinary course consistent with past practices and there has not been:

               (a) any Material Adverse Change;

               (b) any incurrence, assumption or guarantee by Seller of any indebtedness for borrowed money with respect to the Blaze Business;

               (c) any creation or other incurrence of any Lien on any Purchased Asset (other than Permitted Liens);

               (d) any physical damage, destruction or other casualty loss (whether or not covered by insurance) having a significant affect on the Blaze Business or on any Purchased Asset;

               (e) any transaction or commitment made, or any Contract entered into, by Seller or any of its Affiliates relating to the Blaze Business or any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by Seller or any of its Affiliates of any Contract or other right relating to the Blaze Business or any Purchased Asset, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

               (f) any change in any method of accounting or accounting practice by Seller with respect to the Blaze Business;

               (g) except as set forth in Schedule 3.7(g) to the Seller's Disclosure Letter, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any officer or employee of Seller or any of its Affiliates with respect to the Blaze Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any officer or employee of Seller or any of its Affiliates with respect to the Blaze Business or (iii) change in compensation or other benefits payable to any officer or employee of Seller or any of its Affiliates with respect to the Blaze Business pursuant to any severance or retirement plans or policies thereof;

               (h) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Seller or of the Blaze Business, any entry by Seller into a collective bargaining agreement, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to employees of Seller with respect to the Blaze Business;

               (i) to Seller's knowledge, any adverse change in Seller's relationships with the material customers of the Blaze Business;

               (j) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment used in the Blaze Business; or

               (k) the incurrence by Seller of any material Liability or the making of any material expenditure other than (i) Liabilities arising under this Agreement, (ii) the Retained Liabilities and (iii) Liabilities incurred in the ordinary course of the Blaze Business consistent with its past practices.

        3.8 No Undisclosed Liabilities. There are no Liabilities of the Blaze Business of any kind whatsoever, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability, other than:

               (a) Liabilities provided for in the Balance Sheet;

               (b) Liabilities incurred by Seller in good faith related to the ordinary course of conducting the Blaze Business, consistent (in type, amount and otherwise) with the past practices of the Blaze Business and occurring since the Balance Sheet Date as set forth on Schedule 3.8 to the Seller's Disclosure Letter;

               (c) the Retained Liabilities; and

               (d) the Assumed Severance Liabilities.

        3.9 Material Contracts. Schedule 3.9 to the Seller's Disclosure Letter sets forth a list of each of the following written or oral Contracts, including leases, licenses, permits, assignments, mortgages, transactions, obligations, commitments or other instruments, to which Seller is a party or to which Seller or any of its assets or properties is bound:

               (a) any Contract providing for payments (whether fixed, contingent or otherwise) by or to Seller relating to the Blaze Business in an aggregate amount of $50,000 or more, which payments remain due and owing by Seller;

               (b) any dealer, distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of Seller relating to the Blaze Business or to provide training or other services to Seller's customers;

               (c) any joint venture or partnership Contract which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party or the joint development of any product, service, software or other technology with any third party, in each case, relating to the Blaze Business;

               (d) any Contract to which Seller is a party for or relating to the employment of any officer, employee or consultant of Seller relating to the Blaze Business or any other type of Contract with any officer, employee or consultant of Seller relating to the Blaze Business that is not immediately terminable by Seller without cost or other liability;

               (e) any Contract relating to the Blaze Business, including any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement or guarantee, for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

               (f) any Contract under which Seller is lessee of or holds or operates any items of tangible personal property or real property owned by any third party;

               (g) any Contract that restricts Seller (with respect to the Blaze Business) from: (i) engaging in any aspect of Seller's business; (ii) participating or competing in any line of business or in any market; (iii) freely setting prices for Seller's products, services or technologies (including most favored customer pricing provisions); (iv) engaging in any business in any market or geographic area; or (v) soliciting potential employees, consultants, contractors or other suppliers or customers;

               (h) any consulting or similar agreement under which Seller, with respect to the Blaze Business, provides any advice or services to a third party for an annual compensation to Seller of $50,000 per year or more;

               (i) any Contract with any labor union or collective bargaining unit;

               (j) any other Contract that is material to the Blaze Business or that involves a future commitment by Seller related to the Blaze Business that is in excess of $50,000; and

               (k) any other Contract not made or entered into in the ordinary course of the Blaze Business that is material to the Blaze Business; and

        Each Contract disclosed in any Schedule to the Seller's Disclosure Letter or required to be disclosed pursuant to this Section 3.9 (each, a "MATERIAL CONTRACT") is a valid and binding agreement of Seller or an Affiliate of Seller and is in full force and effect, and neither of Seller or, to the knowledge of

Seller, any other party thereto is in default or breach in any material respect under the terms of any such Material Contract, and, to the knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default under. Except as indicated on
Schedule 3.9 to the Seller's Disclosure Letter, true and complete copies of each such Material Contract have been delivered to Buyer.

        3.10 No Litigation. There is no litigation, including, without limitation, any claim, action, suit, investigation or proceeding of any nature pending or, to the knowledge of Seller, threatened, at law or in equity, by way of arbitration or before any court or other Governmental Authority that: (i) may adversely affect, contest or challenge Seller's authority, right or ability to sell or convey any of the Purchased Assets or the Blaze Business to Buyer under this Agreement or to otherwise perform Seller's obligations under this Agreement or any of the Seller Ancillary Agreements, as applicable; (ii) challenges or contests Seller's right, title or ownership in any of the Purchased Assets or asserts any Lien on any of the Purchased Assets (other than Permitted Liens);
(iii) asserts that any of the Purchased Assets, or any action taken by a current or former employee of Seller with respect to any of the Purchased Assets, infringes any Intellectual Property Rights of any third party or constitutes a misappropriation or misuse of any Intellectual Property Rights of any third party; (iv) seeks to enjoin, prevent or hinder the consummation of any of the transactions contemplated by this Agreement or any of the Seller Ancillary Agreements; (v) would impair or have an adverse effect on Buyer's right or ability to use, commercialize or otherwise exploit any of the Purchased Assets or impair or have an adverse effect on the value of any of the Purchased Assets; or (vi) involves a wrongful termination, harassment or other employment-related claim by any employee of the Blaze Business or that would adversely affect or prevent Buyer from hiring or employing any employee of Seller. There are no judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator binding on Seller which (i) affect any of the Purchased Assets or the Blaze Business, (ii) would conflict with any of the transactions contemplated by this Agreement or (iii) would impair or adversely affect Buyer's rights in any of the Purchased Assets at any time on or after the Closing.

        3.11 Compliance with Laws and Court Orders. Seller has complied in all material respects with, and has not received any written notices of violation with respect to, any domestic or foreign, national, state, regional, provincial or local statute, law or regulation applicable to the Blaze Business, Seller's conduct of the Blaze Business or any of the Purchased Assets, including, but not limited to, securities laws and franchise and business opportunity or business investment laws.

        3.12 Properties.

               (a) Schedule 3.12(a) to the Seller's Disclosure Letter correctly describes the Almaden Boulevard Lease, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and the actual rent paid in respect of such lease in calendar 2000 and the first seven months of calendar 2001.

               (b) To Seller's knowledge, there are no developments affecting any of the Purchased Assets that are pending or threatened, which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of any of the Purchased Assets.

               (c) The Almaden Boulevard Lease and all leases of personal property related to the Blaze Business are in good standing, in full force and effect and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default under such lease.

        3.13 Title to and Condition of Purchased Assets.

               (a) Seller owns all of the Purchased Assets and Seller has good, exclusive and marketable title in and to all the Purchased Assets, free and clear of all Liens whatsoever (other than Permitted Liens), except that good and marketable title to the Purchased Assets that are listed on Schedule 3.13(a) to Seller's Disclosure Letter (the "AFFILIATE-OWNED ASSETS") are owned by the respective Affiliates of Seller who are identified on Schedule 3.13(a) to Seller's Disclosure Letter (the "OWNING AFFILIATES"), free and clear of all Liens whatsoever (other than Permitted Liens). Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens (other than Permitted Liens. No other person has any right, title or interest in any assets utilized by Seller in the Blaze Business (except for the rights and interests in Assumed Contracts of the other Persons who are parties to such Assumed Contracts and except for the rights and interests in properties leased to Seller held by those Persons who lease such properties to Seller or who hold Liens in such leased properties).

               (b) The tangible personal property included in the Purchased Assets is in reasonably good working condition and repair consistent with the operating condition of such equipment in Buyer's industry, reasonable wear and tear excepted. The Buyer's acquisition of the Purchased Assets will enable Buyer to operate the Blaze Business as it is currently being operated by Seller. Except as set forth in Schedule 3.13(b) to the Seller's Disclosure Letter, none of the Purchased Assets is licensed by Seller to any third party. Title to all of the Purchased Assets is freely transferable from Seller to Buyer free and clear of all Liens (other than Permitted Liens) without obtaining the consent or approval of any person or party other than those consents set forth in the Seller's Disclosure Letter or the schedules thereto.

        3.14 Fairness of Consideration. Seller has received a final independent appraisal of the Purchased Assets prepared by PricewaterhouseCoopers LLP, and, based upon such appraisal, each of Brokat's Board of Directors and Seller's Board of Directors has determined that the Purchase Price (including the Buyer's assumption of the Assumed Liabilities) is equal to at least the Fair Market Value (as defined in the Indenture) of the Purchased Assets.

        3.15 No Proceedings. No proceedings for the liquidation, dissolution, merger or disposition of all or substantially all the assets of, or bankruptcy, reorganization, moratorium, assignment for the benefit of creditors or other similar transaction or arrangement with respect to Seller or any of its Affiliates, is pending or, to the best knowledge of Seller, threatened, and no corporate action in view of any such transaction or arrangement has been taken.

        3.16 Debt. Schedule 3.16 to the Seller's Disclosure Letter lists all accounts payable of the Blaze Business as of the Closing Date, including any accounts representing short-term or long-term Liabilities for borrowed moneys.

        3.17 Intellectual Property Rights.

               (a) For purposes of this Agreement, "INTELLECTUAL PROPERTY RIGHTS" means any rights exercisable or available in any jurisdiction of the world constituting industrial or intellectual property rights or protections, in each case, to the extent owned by, licensed to, or otherwise used or held for use by Seller or any of Seller's Affiliates in the Blaze Business, including without limitation all of the following:

                      (i) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or resubmitted) (collectively, "PATENTS");

                      (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "TRADEMARKS");

                      (iii) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights and moral rights (collectively, "COPYRIGHTS");

                      (iv) trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, "TECHNOLOGY");

                      (v) computer software programs, including all source code, object code, and documentation related thereto ("SOFTWARE"); and

                      (vi) all licenses, and sublicenses, and other agreements or permissions granted by any third party or parties to Seller or any Affiliate of Seller related to any of the Intellectual Property Rights described in the foregoing provisions of this Section 3.17(a).

               (b) Disclosure.

                      (i) Schedule 3.17(b)(i) to the Seller's Disclosure Letter sets forth all United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by Seller or any of Seller's Affiliates for use in connection with the Blaze Business (excluding off-the-shelf software licensed to the Blaze Business and licenses or sublicenses that are not material to the Blaze Business), specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates.

                      (ii) Schedule 3.17(b)(ii) to the Seller's Disclosure Letter sets forth (A) all licenses, sublicenses and other agreements or permissions ("IP LICENSES") used in connection with the Blaze Business under which the Seller or an Affiliate of Seller is a licensee or otherwise is authorized to use or practice any Intellectual Property owned by a third party (other than licenses of computer software that is generally available to the public under a non-negotiated "shrink-wrap" license at a per copy license fee of less than $1,000 per copy); (B) all Contracts providing for the development of any computer Software, content (including textual content and visual, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) Seller relating to the Blaze Business or the purchase or other acquisition by Seller of any computer Software, content (including textual content and visual or graphics content), technology or other Intellectual Property Rights to (or for the benefit or use of) Seller and relating to the Blaze Business, any Purchased Asset or any Blaze Business Offering; and (C) any Contract under which Intellectual Property Rights, any Blaze Business Offering or any software used in or marketed in connection with the Blaze Business has been licensed to any third party. The IP Licenses, include without limitation, all licenses of any computer software that is used or incorporated in any Blaze Business Offering or in any potential product or offering for the Blaze Business that is under development. Except as set forth on Schedule 3.17(b)(ii) to the Seller's Disclosure Letter, none of the Purchased Assets is licensed from any third party (other than licenses of computer software that is generally available to the public under a non-negotiated "shrink-wrap" license at a per copy license fee of less than $1,000 per copy).

                      (iii) Schedule 3.17(b)(iii) to the Seller's Disclosure Letter sets forth and describes the status of any material agreements involving Intellectual Property (including licenses and sublicenses, but excluding licenses of computer software that is generally available to the public under a non-negotiated "shrink-wrap" license at a per copy license fee of less than $1,000 per copy) currently in negotiation or proposed ("PROPOSED INTELLECTUAL PROPERTY AGREEMENTS") by Seller or any Affiliate of Seller.

               (c) Ownership. Except as set forth on Schedule 3.17(c) to the Seller's Disclosure Letter, Seller owns, free and clear of all Liens, has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property Rights and all Software that is material to the business of the Blaze Business.

               (d) Licenses; Sufficiency. Seller has a valid and enforceable license to use all Intellectual Property Rights and all Software not owned by Seller that are used by Seller in connection with the Blaze Business. The IP Licenses set forth in Schedule 3.17(b)(ii) to the Seller's Disclosure Letter constitute all licenses, sublicenses and other agreements or permissions of third parties that are necessary for Seller to conduct the Blaze Business without infringing the Intellectual Property Rights of any third party.

               (e) Infringement.

                      (i) Neither the conduct of the Blaze Business, nor any Blaze Business Offering or any Intellectual Property Rights owned by Seller or any Affiliate of Seller that are used in the Blaze Business or included in the Purchased Assets, infringes or misappropriates any Intellectual Property Rights of any third party. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (a) constitute a breach or default under any Contract granting or governing any Intellectual Property Rights that are Purchased Assets or that are used in connection with the Blaze Business ("BLAZE IP RIGHTS"); (b) cause or give rise to any rights of forfeiture or termination with respect to any Blaze IP Rights; or (c) diminish, impair or limit the exercise of any of the Blaze IP Rights by the Buyer on and after the Closing. There are no royalties, honoraria, fees or other payments payable by Seller to any third person with respect to any Blaze IP Rights, and none will become payable as a result of the consummation of the transactions contemplated by this Agreement.

                      (ii) No current or former employee or independent contractor performing or having performed services in connection with the conduct of the Blaze Business is (a) using any trade secrets or proprietary information of any third party without permission; (b) otherwise in breach of any invention-assignment, confidentiality, non-competition or other agreement with any former employer or other third party by virtue of such services with respect to the Blaze Business; or (c) subject to any agreement under which any technology currently used in conducting the Blaze Business has been transferred in whole or in part to a third party.

                      (iii) No claim or action is pending or threatened, and Seller knows of no basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell or license, any Intellectual Property Rights used in connection with the Blaze Business, and no Intellectual Property

Right used in connection with the Blaze Business is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use or the licensing thereof.

                      (iv) Neither Seller nor any of its Affiliates has received any notice that it has infringed upon or otherwise misappropriated or violated the Intellectual Property Rights of any third party or received any claim, charge, complaint, demand or notice alleging any such infringement, misappropriation or violation, or knows of any basis for any such claim.

                      (v) To the knowledge of the Seller and its Affiliates, no third party is infringing upon or otherwise misappropriating or violating any material Intellectual Property Rights used in connection with the Blaze Business.

               (f) [Intentionally Omitted.]

               (g) Protection of Intellectual Property. Seller and its Affiliates have taken reasonable and customary precautions to protect the secrecy, confidentiality, and value of the Blaze Business' trade secrets and the proprietary nature and value of the Intellectual Property Rights related to the Blaze Business or included in the Purchased Assets. Without limiting the generality of the foregoing, all current and former employees and independent contractors providing any services relating to the Blaze Business have executed and delivered to Seller (i) agreements regarding the protection of confidential information and (ii) valid written assignments of all Blaze IP Rights that would otherwise be owned by such persons absent such assignments. None of Seller's or its Affiliates' current or former employees or independent contractors owns or has retained any right, title or interest in or to any Blaze IP Rights. The Blaze Business' products (including all Blaze Business Offerings) have been marked as necessary to take advantage of rights available under each applicable Patent statute and Seller has given the public notice of its Copyrights and notice of its Trademarks as required by the applicable Trademark and Copyright statutes, in each case except to the extent for such omissions as do not materially diminish such rights.

               (h) Software. All Software that is material to the Blaze Business or included in the Purchased Assets is described in Schedule 3.17(h) to the Seller's Disclosure Letter. The Software performs in material conformance with its documentation and any warranties made or given by Seller or any of its Affiliates with respect to such Software.

               (i) Source Code. Except as disclosed on Schedule 3.17(i) to the Seller's Disclosure Letter, no Blaze Source Code (as defined below) has been (i) delivered to any source code escrow agent or other third party or (ii) assigned or licensed to any other party. "BLAZE SOURCE CODE" means any human-readable computer code, portion thereof, or information or algorithm contained or disclosed therein, that constitutes owned Blaze IP Rights. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) may reasonably be expected to result in the release of any Blaze Source Code to a third party. Schedule 3.17(i) to the Seller's Disclosure Letter identifies each agreement and instrument (whether written or oral) pursuant to which any Blaze Source Code has been or may be required to be deposited with any third party, and describes whether the execution of this Agreement or the consummation of the transactions contemplated herein may reasonably be expected to result in the release of any Blaze Source Code.

               (j) No Government Involvement. No government funding, facilities of any educational institution or research center, or funding from third parties (other than funds received in consideration for capital stock of Seller) was used in the creation of any Blaze IP Rights. No current or former employee or independent contractor that was involved in or contributed to the creation of any Blaze IP Rights performed services for any government, educational institution or research center at any time when performing services for Seller.

               (k) Conformity to Warranties. All Blaze Business Offerings and all software and other products and services developed, marketed, licensed or otherwise furnished by Seller to customers in connection with the Blaze Business, conform to all their applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers by Seller and its Affiliates and their respective employees, representatives and/or agents. None of the software or other products or services licensed or otherwise marketed or furnished by Seller to customers in connection with the Blaze Business contains any defect or error that would impair the accuracy, performance or functionality of such software, product or service.

               (l) Related Parties. Seller does not use in the Blaze Business any Intellectual Property Rights owned by any director, officer, employee, consultant or Affiliate of Seller.

        3.18 Insurance Coverage. Seller has furnished to Buyer a list of all insurance policies and fidelity bonds relating to the Purchased Assets and/or the conduct of Blaze Business. There is no claim by Seller pending under any of such policies or bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect. Seller does not know of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds.

        3.19 Licenses and Permits. Schedule 3.19 to the Seller's Disclosure Letter correctly describes each license, franchise, permit, certificate, approval or other similar authorization that is necessary to conduct the Blaze Business (the "PERMITS") together with the name of the government agency or entity issuing such Permit. Except as set forth on Schedule 3.19 to the Seller's Disclosure Letter, (i) the Permits are valid and in full force and effect, (ii) Seller is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Permits and (iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. Upon consummation of such transactions, Buyer will have all of the right, title and interest in all the Permits.

        3.20 Privacy. The Purchased Assets do not include any personally identifiable information regarding individuals that is subject to any applicable laws and regulations relating to (i) the privacy of users of Seller's products and services and the websites of the Blaze Business and Seller (to the extent such websites relate to the Blaze Business) (the "SELLER WEBSITES"), and (ii) the collection, storage and transfer of any personally identifiable information collected by Seller or by third parties having authorized access to Seller's records.

        3.21 Status of Assumed Contracts. Each Assumed Contract is in full force and effect and Seller is not in breach or default thereunder and, to Seller's knowledge, no other party thereto is in breach or default thereunder. No Assumed Contract will result in any product or service of Buyer (excluding any product or service included among the Purchased Assets) being priced or repriced in manner that is adverse to Buyer.

        3.22 Receivables. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are, valid, genuine and are not subject to any right of offset or defense against payment of any amount thereof, and are not subject to any discounts. All accounts, notes receivable and other receivables arising out of or relating to the Blaze Business at the Balance Sheet Date have been included in the Balance Sheet, and all accounts, notes receivable and other receivables arising out of or relating to the Blaze Business after the Balance Sheet Date and prior to the Closing Date arose in the ordinary course of the Blaze Business consistent with past practice, and are valid, genuine and are, valid, genuine and are not subject to any right of offset or defense against payment of any amount thereof, and are not subject to any discounts.

        3.23 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement for which Buyer could have liability.

        3.24 Environmental Compliance. Seller has at all times prior to the Closing Date complied in all material respects with all applicable Environmental Laws both in respect of the Blaze Business as carried on from time to time and in respect of any of the facilities at which the Blaze Business is now conducted or at which any Purchased Assets are located (each, a "FACILITY") and any prior facility or site at which the Blaze Business has been conducted by Seller or its predecessors in interest or at which any Purchased Assets have been located (each, a "PRIOR FACILITY"). Seller is not aware of any circumstances that may cause Seller to be in non-compliance or violation of any Environmental Laws in any material respect and Seller is not aware of any circumstances affecting the Blaze Business that might justify the imposing of any requirement by a competent authority in accordance with such authority's powers and obligations under the Environmental Laws which would, if the requirement were not complied with, result in there being a non-compliance or violation of any Environmental Laws. There are no past, pending or (to Seller's knowledge) threatened proceedings, claims or actions against Seller brought under any Environmental Laws before any court, arbitrator or other body which have had or which would, in the event of a judgment, decision, ruling or order being unfavorable to Seller, have a Material Adverse Effect on the Blaze Business or any of the Purchased Assets. To Seller's knowledge, no part of any Facility or any Prior Facility has been contaminated (whether by the deposit, spillage, disposal, discharge, release or leaching of any Hazardous Substances) and as a result of any contamination no part of any Facility or any Prior Facility represents a hazard to health or to the environment. Seller is not aware of any circumstances which may give rise or have in the past given rise to any Liability (whether under statute or at common law) in nuisance in respect of any Facility or any Prior Facility or the operation of the Blaze Business.

        3.25 No Representations to Employees or Consultants of Seller. Seller has made no representations to any employee or consultant of Seller concerning the length of time (if any) that the employee's or consultant's work or employment with Buyer may continue or the compensation or benefits or other terms or conditions of employment (if any) with Buyer to be offered to employees or consultants of Seller by Buyer.

        3.26 Employee Matters.

               (a) Generally. Seller: (i) has never been and is not now subject to a union organizing effort; (ii) is not subject to any collective bargaining agreement with respect to any of its employees; (iii) is not subject to any other Contract with any trade or labor union, employees' association or similar organization; and (iv) has no current labor disputes and has had no material labor disputes or claims of unfair labor practices. Seller has good labor relations, and Seller has no knowledge of any facts indicating that the consummation of the transactions provided for herein will adversely affect its labor relations, and Buyer has no knowledge that any key employee, or any significant number of other employees, intends to leave Seller's employ or to decline to accept employment with Buyer following the Closing. No key employee or significant number of other employees of Seller, has given notice that such employee intends to terminate his or her employment with Seller. There are no strikes, material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Seller. Seller is in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including ERISA), the Worker Adjustment

Retraining and Notification Act, as amended (the "WARN ACT") or any similar national, state or local law) and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. Except as set forth in Schedule 3.26(a) to the Seller's Disclosure Letter, Seller has no contracts, agreements, arrangements or commitments with employees or consultants currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws. Each of Seller's employees is legally permitted to be employed by Seller in the jurisdiction in which such employee is employed. Seller will have no liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

               (b) Employee Plans. Schedule 3.26(b) to the Seller's Disclosure Letter contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Seller or any of its Affiliates which cover any employee of the Blaze Business, other than any such plan maintained or provided by an Affiliate of Seller that provides solely for cash payments (the "EMPLOYEE PLANS"), including all "employee benefit plans" as defined in Section 3(3) of ERISA. Seller has delivered true and complete copies or descriptions of all the Employee Plans to Buyer's legal counsel. Seller has also delivered annual reports (Form 5500) for each Employee Plan for the last three years and an accurate summary description of such plans. Seller has provided Buyer with, or has caused to be provided to Buyer, complete actuarial data (including age, salary, service and related data) as of the most recent practicable date for employees of the Blaze Business. No Employee Plan is a "multiemployer plan" within the meaning of Section 3(37) or ERISA and no Employee Plan is subject to Title IV of ERISA. Neither Seller nor any of Seller's Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Buyer or any of its Affiliates. Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Seller has furnished to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such Employee Plan. With respect to the employees of the Blaze Business, there are no employee post-retirement medical or health plans in effect, except as required by Section 601 of ERISA. Except as disclosed in Schedule 3.26(b) to the Seller's Disclosure Letter, to the date hereof, there has been no amendment to, written interpretation of or announcement (whether written or not written) by Seller or any of its Affiliates relating to, or change in employee participation or coverage under, any Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year. The Purchased Assets are not now nor will they after the passage of time be subject to any Lien (other than a Permitted Lien) imposed under Code Section 412(n) by reason of the failure of Seller or its Affiliates to make timely installments or other payments required by Code Section 412. No Transferred Employee will become entitled to any retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby. In addition, within the past five (5) years, Seller has never been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which it sponsors as employer or in which it participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

               (c) No Employment Agreements. To Seller's knowledge, no employee of Seller with respect to the Blaze Business is in material violation of any term of any employment Contract or any other Contract, or any restrictive covenant, relating to the right of any such employee to be employed by Seller or to use trade secrets or proprietary information of others, and the employment of any employee of Seller with respect to the Blaze Business does not subject Seller to any liability to any third party.

               (d) Immigration Law Compliance. Except as set forth on Schedule 3.26(d) to Seller's Disclosure Letter, to Seller's knowledge, No employee of Seller holds any visa from the United States Government and Seller is not sponsoring any of its employees with respect to any visa or other authorization, in each case, with respect to the Blaze Business. All employees of Seller were hired in compliance with all laws, statutes, regulations and requirements for the lawful hiring of employees who are not citizens of the United States of America.

               (e) No Parachute Agreements. Except as disclosed on Schedule 3.26(e) to the Seller's Disclosure Letter, neither Seller nor any of its Affiliates, with respect to employees of the Blaze Business, is a party to any
(i) agreement with any of its executive officers or other key employees of the Blaze Business (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller in the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (ii) agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Seller has no obligations to pay any amounts, or provide any benefits, to any former employees or officers, other than obligations for which Seller has established a reserve on the Balance Sheet as of the Balance Sheet Date, which reserve is in an amount equal to the amount of such obligations, and other than obligations pursuant to agreements entered into after the Balance Sheet Date and disclosed on Schedule 3.26(e) to the Seller's Disclosure Letter.

               (f) Employee List. A list of all employees, officers and consultants of the Blaze Business and Seller and their current compensation and benefits as of the date of this Agreement is set forth on Schedule 3.26(f) to the Seller's Disclosure Letter.

               (g) Contributions. All contributions due from Seller or any of its Affiliates with respect to any of the Employee Plans and all employee social security contributions have been made or accrued on the Balance Sheet, and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued after the Balance Sheet Date in the ordinary course of business, consistent with past practice as a result of operations of the Blaze Business after the Balance Sheet Date, all of which have been paid.

               (h) Continuation of Coverage; COBRA. The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of the Blaze Business are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code. As of the Closing Date, there are no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of the Employee Plans that could materially adversely affect the Blaze Business or the Purchased Assets after the Closing Date.

               (i) No Liabilities for Terminating Employees. Neither Seller nor any of its Affiliates has incurred any Liabilities in connection with the termination of any employees of the Blaze

Business. Buyer will not incur any liability with respect to Seller's past, present or future termination of any employee of Seller other than the Assumed Severance Liabilities.

        3.27 No Right to Purchase the Blaze Business or the Purchased Assets. There are no options, rights of first refusal, rights of first offer or other rights or agreements outstanding to any third party to purchase or otherwise acquire (whether directly or indirectly) all or any portion of the Blaze Business or the Purchased Assets.

        3.28 No Existing Discussions. Neither Seller or any of its Affiliates nor any director, officer, stockholder, employee or agent of Seller or any such Affiliate is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any transaction that would be inconsistent with the accomplishment of the sale of the Purchased Assets hereunder, such as, without limitation, any merger, consolidation, sale of assets or similar business combination transaction involving Seller.

        3.29 Taxes.

               (a) Definition of Seller. As used in this Section 3.29, the term "SELLER" shall mean and include each and every Subsidiary of Seller, if any.

               (b) Tax Returns. Seller has filed all Tax returns that it was required to file. All such Tax returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax return) have been paid. Seller is not currently the beneficiary of any extensions of time within which to file any Tax return. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax returns that it is or may be subject to Taxation by that jurisdiction.

               (c) Withholdings. Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (d) No Dispute. There is no dispute or claim concerning any Tax liability of Seller either (i) claimed or raised by any authority in writing or
(ii) as to which the directors and officers of Seller has knowledge based on personal contact with any agent of such authority.

               (e) No Waiver. Seller has not waived any statute of limitations in respects of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (f) Tax Reserves. The unpaid Taxes of Seller (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing Seller's Tax returns.

               (g) 280G. None of the Assumed Liabilities is an obligation to make a payment that will not be fully deductible by Buyer under Section 280G of the Code. Seller is not a party to any Tax allocation or sharing agreement. Seller has not been a member of an affiliated group filing a consolidated federal income Tax return (other than a group the common parent of which was Seller. Seller has no liability for the Taxes of any person (other than Seller and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as of the Agreement Date and as of the Closing Date that:

        4.1 Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

        4.2 Corporate Authorization. Buyer has all necessary corporate power and authority to enter into this Agreement and each Buyer Ancillary Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each of the Buyer Ancillary Agreements, the purchase of the Purchased Assets by Buyer and the assumption of the Assumed Liabilities from Seller by Buyer, in each case pursuant to this Agreement, and the consummation of all the transactions contemplated by this Agreement and the Buyer Ancillary Agreements on the terms and subject to the conditions set forth herein and therein, have been duly and validly authorized by Buyer by all necessary corporate action and approved by Buyer's Board of Directors, which action and approval have been obtained and carried out in compliance with applicable law and Buyer's certificate of incorporation and bylaws, each as amended to date. This Agreement, and each of the Buyer Ancillary Agreements has been, duly and validly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller and the enforceability of this Agreement and the Buyer Ancillary Agreement against Seller) this Agreement and each of the Buyer Ancillary Agreements constitutes, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

        4.3 Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and each Buyer Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby require no material consent, approval, authorization or other action by or in respect of, or filing with, any Governmental Authority with respect to Buyer.

        4.4 Non-contravention. The execution, delivery and performance by Buyer of this Agreement and each Buyer Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree in any material respect.

        4.5 Finders' Fees. Except for Credit Suisse First Boston, whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

        4.6 No Litigation. There is no litigation, including, without limitation, any claim, action, suit, investigation or proceeding of any nature pending or, to the knowledge of Buyer, threatened, at law or in equity, by way of arbitration or before any court or other Governmental Authority that may be reasonably expected to adversely affect, contest or challenge Buyer's authority, right or ability to purchase any of the Purchased Assets or to assume any Assumed Liability under this Agreement or to otherwise perform Buyer's obligations under this Agreement or any of the Buyer Ancillary Agreements, as applicable

                                    ARTICLE 5
                               COVENANTS OF SELLER

        5.1 Confidentiality; Access.

               (a) Seller hereby covenants and agrees with Buyer that, after the Closing or after any termination of this Agreement, Seller and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Blaze Business, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by Seller, (ii) in the public domain through no fault of Seller or its Affiliates or (iii) later lawfully acquired by Seller from sources other than those related to its prior ownership of the Blaze Business. The obligation of Seller and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

               (b) Seller hereby covenants and agrees with Buyer that, on and after the Closing Date, Seller will afford promptly to Buyer and its agents reasonable access to its books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Blaze Business; provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller.

        5.2 Payment of Debts. Seller shall use good faith diligent efforts to promptly pay its debts and liabilities (including outstanding receivables) as such become due and payable.

        5.3 Transfer of Affiliate-Owned Assets. Seller acknowledges and agrees that the Purchase Price has been negotiated by the Parties based on their understanding that Buyer will acquire good and marketable right, title and interest in and to all of the Purchased Assets, free and clear of all Liens (other than Permitted Liens). The Parties acknowledge that Seller may require a slight amount of additional time to cause Buyer to receive and obtain title to the Affiliate-Owned Assets. Accordingly, Seller hereby covenants and agrees with Buyer that, for no additional consideration other than the Purchase Price to be paid in accordance with this Agreement, Seller shall, by no later than August 21, 2001:

               (a) sell, assign, convey to Buyer and/or cause the applicable Owning Affiliate(s) of Seller to sell, assign, and convey to Buyer, all right, title and interest in and to all the Affiliate-Owned Assets (as defined in Section 3.13(a)), free and clear of all Liens (other than Permitted Liens), in the same manner, and subject to all the same terms and conditions, as all other Purchased Assets are to be sold, assigned and conveyed to Buyer under this Agreement; and

               (b) deliver (and/or cause the applicable Owning Affiliate(s) of Seller to deliver) to Buyer all the Affiliate-Owned Assets as mutually agreed by Seller and Buyer, together with written assignments executed by the Owning Affiliate(s) that are reasonably satisfactory in form and substance to Buyer, documenting Seller's ownership of such Affiliate-Owned Assets immediately prior to the Seller's transfer of such Affiliate-Owned Assets to Buyer pursuant to this Section 5.3.

               Seller's failure to sell, assign, convey and deliver to (or to cause any Owning Affiliate(s) of Seller to sell, assign and convey to Buyer) all Affiliate-Owned Assets and right, title and interest thereto free and clear of all Liens (other than Permitted Liens) by August 21, 2001 shall constitute a breach of this Agreement by Seller.

        5.4 Assistance. Seller shall use reasonable efforts to assist and cooperate with the efforts of Buyer and its accountants and auditors to prepare, review or audit the Audited Financial Statements, the Balance Sheet or any other financial statements (including but not limited to pro forma financial statements) that Buyer may from time to time be required to prepare, file or furnish pursuant to the Securities Act of 1933, as amended (the "1933 ACT") or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the rules and regulations of the SEC promulgated thereunder or under any other applicable laws, but Seller will not be obligated to incur any out-of-pocket costs in order to fulfill its obligations under this Section 5.4.

        5.5 Consents. Following the Closing, Seller shall, at its own expense, use its good faith diligent efforts to assist Buyer in promptly obtaining any and all Required Consents of third parties that have not been obtained at the Closing.


                                    ARTICLE 6
                          COVENANTS OF BUYER AND SELLER

        Buyer and Seller agree that:

        6.1 Further Assurances.

               (a) On the terms and subject to the conditions of this Agreement, Buyer and Seller will use their good faith diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

               (b) Subject to Seller's right to retain Seller-Retained Rights, Seller hereby constitutes and appoints, effective as of the date hereof, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer, or in the name of Seller but for the benefit of Buyer, (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

        6.2 Almaden Boulevard Lease. The parties acknowledge that it is their mutual intention and objective that Buyer obtain a separate lease of that portion of the Almaden Boulevard Premises consisting of the eighth (8th) and ninth (9th) floors of the Almaden Boulevard Facility (the "REQUIRED PREMISES"), at a rent and on other terms and conditions that are no less favorable than the terms and conditions on which Seller leases the Almaden Boulevard Premises under Seller's existing Almaden Boulevard Lease (except that the rent Buyer would pay for the lease of such Required Premises would be reduced to the rent schedule for the Original Leased Premises provided for in the First Amendment to Lease). Accordingly, the parties hereby agree as follows:

               (a) Interim Sublease. Buyer and Seller hereby agree that Seller shall (with or without the consent of the master landlord of the Almaden Boulevard Facility ("LANDLORD")) sublet the Required Premises to Buyer during the Sublet Term (as defined below) for the monthly sublet rent equal to exactly the same monthly rent that Seller is required to pay to lease the Required Premises for such month under the existing terms of the Almaden Boulevard Lease (where for clarity's sake, the Parties acknowledge and agree that the rent Seller pays to lease the Required Premises is the rent for the Original Premises payable under the Rent Schedule for the First Amendment to Lease), on substantially the same terms and condition on which Seller now rents the Almaden Boulevard Premises under the Almaden Boulevard Lease (the "SUBLEASE"). The Parties agree that Buyer shall be entitled to pay all payments of rent due from Buyer under the Sublease directly to the Landlord (rather than to Seller). As used herein, the "SUBLET TERM" means that time period beginning on the Closing Date and ending on the earlier to occur of (i) August 31, 2003; or (ii) the first date on which Buyer secures a lease of office space located in the San Jose-Palo Alto Metropolitan Area (other than the Required Premises) that is, in Buyer's opinion, adequate for use by the employees of the Blaze Business who are hired as employees of Buyer after the Closing; or (iii) the date on which Buyer both secures and enters into its own direct (non-sublet) lease agreement for the lease of the Required Premises from the master landlord of the Almaden Boulevard Facility (the "BUYER LEASE") and obtains the right to occupancy of the Required Premises under such Buyer Lease. If the Sublet Term expires other than on the last day of any month for which rent is due under the Almaden Boulevard Lease for the last month of the sublet term shall be reduced and prorated based on the number of days of such month during which the Sublet Term was in effect. If requested to do so by Buyer, Seller agrees to use its commercially reasonable efforts to cooperate with Buyer to initiate and conduct joint discussions with the Landlord of the Almaden Boulevard Facility and otherwise in order to obtain the necessary consents to the Sublease on the terms and conditions specified above as soon as possible after the Closing Date.

               (b) Cooperative Efforts to Secure Buyer Lease. Seller agrees, at all time during the ninety (90) day period commencing on the Closing Date, to use its diligent good faith efforts to cooperate with Buyer to initiate and conduct discussions with the Landlord (as defined above) in order to enable Buyer to secure, by no later than October 31, 2001, a Buyer Lease of the Required Premises on terms and conditions no less favorable to Buyer than the terms and conditions of Seller's existing Almaden Boulevard Lease (except that the rent Buyer would pay for such Buyer Lease would be reduced to the rent schedule for the Original Leased Premises provided for in the First Amendment to Lease and for a lease term that is no longer than that currently provided for under the Seller's Almaden Boulevard Lease (without considering any renewal or extension of such lease term)). The Parties would, in connection with Buyer's attempt to secure the Buyer Lease, also attempt in good faith to (i) negotiate with the Landlord for a proportionate release of the Seller for rent and other liabilities relating to the Required Premises leased to Buyer by the Landlord under the Buyer Leases and (ii) for the agreement of the Landlord, made in conjunction with the Landlord's entering into the Buyer Lease, that Buyer (and not Seller) shall be entitled to receive from Landlord (when a tenant would be entitled to receive back a security deposit under the terms of Seller's Almaden Boulevard Lease) that portion of the security deposit currently held by landlord under the Seller's Almaden Boulevard Lease that is equal to the amount obtained by multiplying such security deposit by Buyer's Pro Rata Lease Share.

               (c) No Obligation. Notwithstanding the foregoing, Buyer shall have no obligation to enter into the Buyer Lease or to agree to any particular terms, conditions or rent under any lease agreement for the lease of any part of the Almaden Boulevard Premises or to lease any space in the Almaden Boulevard Facility.

        6.3 Japanese Sublease. Buyer and Seller hereby agree that Seller shall cause Brokat Japan (with or without the consent of the Japan Landlord of the Japanese Facility) to sublet the Japanese Premises to Buyer on a month-to-month basis commencing on a date within five (5) business days after the Closing Date for a monthly sublet rent equal to exactly the same monthly rent that Brokat Japan is required to pay to lease the Japanese Premises for such month under the existing terms of the Japanese Lease, on substantially the same terms and condition on which Brokat Japan now rents the Japanese Premises under the Japanese Lease (the "JAPANESE SUBLEASE"). The Japanese Sublease shall be a month-to-month lease and shall be terminable by Buyer at its discretion on one (1) month's notice to Seller or Brokat Japan). The Parties agree that Buyer shall be entitled to pay all payments of rent due from Buyer under the Japanese Sublease directly to the Japanese Landlord (rather than to Brokat Japan). If requested to do so by Buyer, Seller agrees to cause Brokat Japan to use its commercially reasonable efforts to cooperate with Buyer to initiate and conduct joint discussions with the Japanese Landlord of the Japanese Facility and otherwise in order to obtain the necessary consents to the Japanese Sublease on such terms and conditions as soon as possible after the Closing Date.

        6.4 Books and Records; Personnel. At all times after the Closing Date, Seller shall allow Buyer and any agents of Buyer, upon reasonable advance notice to Seller, access to all Books and Records and personnel of Seller, to the extent necessary in connection with (i) the preparation, audit or review of any financial statements required to be prepared, filed or furnished pursuant to the 1933 Act, the 1934 Act or the rules and regulations of the SEC promulgated thereunder or any other applicable laws, (ii) Tax returns (including those necessary to establish Tax credits) or audits, or reports to or filings with governmental agencies, or (iii) preparation for, existing or future arbitration or litigation or employment matters, in each case during normal business hours at Seller's principal place of business or at any location where such Books and Records are stored, and Buyer shall have the right, at its cost, to make copies of any such Books and Records.

        6.5 Certain Filings. Seller and Buyer shall cooperate with each other
(i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

        6.6 Public Announcements. The Parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.


                                    ARTICLE 7
                                   TAX MATTERS

        7.1 Taxes. Seller shall be responsible for, and shall promptly pay in full, any and all Taxes that may be incurred by Seller or any Affiliate of Seller in connection with the sale of the Purchased Assets contemplated by this Agreement, including, without limitation, any sales, use, excise and value added taxes (collectively, "TRANSACTION TAXES"). Seller shall be responsible for preparing and filing any Tax return relating to such Transaction Taxes and shall promptly provide a copy of such Tax return to Buyer. Buyer, on the one hand and Seller, on the other hand, agree to reasonably cooperate in lawful efforts to minimize the amount of any such Transaction Taxes and in the filing of all necessary documentation and all Tax returns, reports and forms with respect to all such Transaction Taxes, including any available pre-Closing filing procedures.

        7.2 Straddle Periods. All property taxes, personal property taxes and similar ad valorem obligations in respect of the Purchased Assets that relate to periods beginning prior to the Closing Date and ending after the Closing Date ("STRADDLE PERIODS") shall be prorated as of the Closing. Seller's estimated accrued liability at the Closing for any of the above-described Taxes and charges that are due and payable after the Closing shall be withheld by Buyer at the Closing. Seller shall prepare and file, or shall cause to be prepared and filed, on a timely basis, all Straddle Period tax returns. Seller shall provide each Straddle Period tax return to Buyer for review not less than ten (10) business days in advance of the due date thereof, and Buyer shall pay to Seller its prorated portion of the tax shown to be due on each such return not less than five (5) business days before the due date of such payment.

        7.3 Other Taxes. Except as provided in Section 7.2 above, (i) Seller shall be responsible for and shall pay any and all Taxes with respect to the Purchased Assets relating to all periods (or portions thereof) ending on or prior to the Closing Date, and (ii) Buyer shall be responsible for and shall pay any and all Taxes with respect to the Purchased Assets relating to all periods (or portions thereof) ending after the Closing Date.

        7.4 Treatment of Indemnity Payments. All payments (i) made by Seller to or for the benefit of Buyer pursuant to any indemnification obligations of Seller under this Agreement and (ii) made by Buyer to or for the benefit of Seller pursuant to any indemnification obligations of Buyer under this Agreement, will be treated as adjustments to the Purchase Price for Tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by law.


                                    ARTICLE 8
                                EMPLOYEE BENEFITS

        8.1 Employees, Consultants and Offers by Buyer. On the Closing Date, Buyer shall offer employment or consulting positions to certain employees and consultants in the North American operations of the Blaze Business that are selected by Buyer in its sole and absolute discretion; provided, that Buyer may terminate at any time after the Closing Date the services of any individual who accepts such offer of employment. Any such offers shall be at such pay and/or benefit levels in accordance with Buyer's standard hiring employment and consultant practices and shall (unless otherwise agreed by Buyer in its sole and absolute discretion) be for "at will" employment; provided, however, that certain key employees and consultants may be required by Buyer to execute such non-solicitation or similar agreements as Buyer deems appropriate. The employees and consultants of Seller who accept and commence service with Buyer are hereinafter collectively referred to as the "TRANSFERRED EMPLOYEES" (such definition is used for ease of reference and is not intended to suggest that any consultant is an employee of Seller or Buyer). Seller will cooperate in an orderly transfer of service, will transfer all service records for Transferred Employees and will not take, and will cause each of its Affiliates or Subsidiaries not to take, any action which would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Transferred Employees. Except for Buyer's assumption of the Assumed Severance Liabilities upon the Closing, Buyer shall not assume responsibility for any Transferred Employee until such person commences service with Buyer. Buyer shall not assume any employment contract or arrangement between Seller and any of such Transferred Employees or any obligation or liability of Seller thereunder, all of which contracts, arrangements and related obligations shall be retained by Seller.

        8.2 Seller's Employee Benefit Plans.

               (a) Seller or its Affiliates shall retain all obligations and liabilities under the Employee Plans in respect of each employee or former employee (including any beneficiary thereof) who is not a Transferred Employee. Except as expressly set forth herein, Seller or its Affiliates shall retain all Liabilities in respect of benefits accrued as of and including the Closing Date by Transferred Employees under the Employee Plans, and neither Buyer nor any of its Affiliates shall have any Liability with respect thereto. No assets of any Employee Plan shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates. Accrued benefits or account balances of Transferred Employees under the Employee Plans shall be fully vested as of the Closing Date.

               (b) With respect to the Transferred Employees (including any beneficiary or dependent thereof), Seller or its Affiliates shall retain (i) all Liabilities arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such Liability relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), on or prior to the Closing Date, (ii) all Liabilities arising under any worker's compensation arrangement to the extent such Liability relates to the period prior to the Closing Date, including Liability for any retroactive worker's compensation premiums attributable to such period (iii) all other Liabilities arising under the Employee Plans to the extent any such Liability relates to the period prior to the Closing Date, and (iv) severance obligations, if any, due a Transferred Employee under any severance plan of Seller or any of its Affiliates; provided, that the foregoing shall not alter Buyer's obligations with respect to the Assumed Severance Liabilities as provided in Section 2.3(d).

               (c) With respect to any Transferred Employee (including any beneficiary or dependent thereof) who enters a hospital or is on short-term disability under any Employee Plan on or prior to the Closing Date and continues in a hospital or on short-term disability after the Closing Date, Seller and its Affiliates shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such person, to the extent that such claims and expenses are covered by an Employee Plan, until such time, (if any) that, in the case of a Transferred Employee, such Person resumes full-time employment with Buyer or one of its Affiliates and, in the case of any beneficiary or dependent of a Transferred Employee, such Person's hospitalization has terminated. With respect to any Employee Plans covering medical expenses and other costs relating to pregnancies and maternity leave for Transferred Employees, Seller and its Affiliates shall be responsible for all claims (whether or not reported) and expenses incurred during the period prior to and ending on the Closing Date, and Buyer or one of its Affiliates shall be responsible for such pregnancies and maternity leave for the period subsequent to the Closing Date.

        8.3 Buyer Benefit Plans. Buyer or one of its Affiliates will recognize all service of the Transferred Employees with Seller, as required by applicable law (including Section 401 et seq. of the Code) and otherwise for purposes of eligibility to participate in those employee benefit plans, within the meaning of Section 3(3) of ERISA, in which the Transferred Employees are enrolled by Buyer or one of its Affiliates immediately after the Closing Date.

        8.4 Continuation of Certain Administrative Services and Insurance Coverage. Seller agrees to continue to provide certain administrative services in respect of the Transferred Employees as reasonably necessary for Buyer to conduct the Blaze Business, including, but not limited to, payroll services, record keeping services and claims processing services, in each case, for a period not to exceed ninety (90) days after the Closing, and Seller and Buyer will enter into the Transition Services Agreement (as defined in Section 9.2(h)) to such effect. Buyer agrees to reimburse Seller for Seller's costs reasonably incurred in continuing to provide such insurance and administrative services. Such continuation of administrative services shall not affect the allocation of liabilities and obligations as set forth in this Article 8. Buyer shall use all reasonable efforts to arrange for such administrative services as promptly as possible in order to avoid using Seller's services under this Section 8.4.

        8.5 No Third Party Beneficiaries. No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its Affiliates in respect of continued employment (or resumed employment) with either Buyer or the Blaze Business or any of their Affiliates and no provision of this Article 8 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or any plan or arrangement which may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.

        8.6 Employees; WARN Act. Schedule 8.6 to the Seller's Disclosure Letter contains a list of all employees of the Blaze Business who will be offered employment with Buyer after the Closing Date. Buyer and Seller agree that employees of the Seller who do not continue employment with Buyer after the Closing Date shall not be offered employment through a period sufficient to satisfy the notice requirements under the WARN Act and that in lieu thereof, Seller shall give timely and sufficient notice to such employees and retain their employment with Seller for a sufficient period to satisfy the requirements of the WARN Act or timely pay such employees in full all such amounts and/or benefits as are required to otherwise fully satisfy the requirements of the WARN Act. In addition, Seller covenants and agrees with Buyer that all employees of Seller whose employment has been terminated within ninety (90) days prior to the Closing Date shall also be promptly paid by Seller in full all such amounts and/or benefits as are required to otherwise fully satisfy the requirements of the WARN Act with respect to such employees.


                                    ARTICLE 9
                              CONDITIONS TO CLOSING

        9.1 Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following condition:

               (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

        9.2 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

               (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true and correct in all material respects (or in all respects, to the extent any such representation and warranty is already qualified by materiality) on and as of the date hereof and (iii) Buyer shall have received a certificate dated as of the date hereof, and signed by an authorized executive officer of Seller to the foregoing effect.

               (b) From the Balance Sheet Date until the date hereof, there will have been no Material Adverse Change and Buyer will have received a certificate to such effect, dated as of the date hereof, signed by an authorized executive officer of Seller.

               (c) This Agreement and the sale and transfer of the Purchased Assets by Seller to Buyer hereunder on the terms and conditions set forth herein, shall have been duly and validly approved and adopted by the written consent or vote of (i) Seller's sole stockholder,
(ii) Seller's Board of Directors and (iii) Brokat's Management Board.

               (d) There shall not be threatened, instituted or pending any action or proceeding by any Person before any Governmental Authority, (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the Purchased Assets or the business or assets of Buyer or any of its Affiliates or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the Purchased Assets or of Buyer or any of its Affiliates or (ii) seeking to require divestiture by Buyer or any of its Affiliates of any Purchased Assets.

               (e) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Purchased Assets, by any Governmental Authority that, in the reasonable judgment of Buyer could, directly or indirectly, result in any of the consequences referred to in clauses 9.2(d)(i) and 9.2(d)(ii) above.

               (f) Buyer shall have received the opinion letter of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Seller, dated the date hereof, substantially in the form of EXHIBIT C attached hereto.

               (g) Buyer shall have received the opinion letter of the Director of Legal Affairs of Brokat, dated the date hereof, substantially in the form of EXHIBIT D attached hereto.

               (h) Seller shall have executed and delivered to Buyer the Transition Services Agreement between Seller and Buyer substantially in the form of EXHIBIT E attached hereto (the "TRANSITION SERVICES AGREEMENT").

               (i) The Independent Software Vendor Agreement dated July 9, 2001, between Seller and Brokat shall have been amended and restated substantially in the form of EXHIBIT F attached hereto (the "ISV AGREEMENT") and shall have been executed by Brokat and Seller and assigned to Buyer.

               (j) Seller shall have received all Required Consents and all consents, authorizations or approvals from the Governmental Authorities referred to in Section 3.3, in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

               (k) Buyer shall have received a copy of the final appraisal of the Purchased Assets prepared for Seller in connection with this Agreement.

               (l) Seller shall have executed and deliver to Buyer (with notarizations) the (i) Patent Applications Assignment in the form of EXHIBIT G attached hereto, assigning all Patents and Patent Applications included in the Purchased Assets; (ii) the Mark Assignment in the form of EXHIBIT H attached hereto, assigning all Trademarks and registrations thereof and applications for registrations thereof included in the Purchased Assets; and (iii) the Domain Name Assignment in the form of EXHIBIT I attached hereto, assigning all Internet Domain Names and registrations thereof that are included in the Purchased Assets.

               (m) Brokat shall have executed and delivered to Buyer a Continuing Guarantee substantially in the form of EXHIBIT J attached hereto.

               (n) Seller shall have delivered to Buyer the other documents to be delivered to Buyer by Seller as provided in Section 2.6(b).

        9.3 Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

               (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date (or in all respects, to the extent such representation and warranty is already qualified as to materiality), as if made at and as of such date and (iii) Seller shall have received a certificate signed by the an authorized executive officer of Buyer to the foregoing effect.

               (b) Buyer shall have executed and delivered to Seller the Transition Services Agreement between Seller and Buyer attached hereto.

               (c) The ISV Vendor Agreement dated July 9, 2001, between Seller and Brokat shall have been amended and restated substantially in the form of the ISV Agreement and shall have been executed by Brokat and Seller and assigned to Buyer.

               (d) Seller shall have received the opinion letter of Fenwick & West LLP, counsel to Buyer, dated the date hereof, substantially in the form of EXHIBIT K.

               (e) Buyer shall have made the Closing Cash Payment to Seller and delivered the other documents to be delivered to Seller by Buyer as provided in
Section 2.6(a).


                                   ARTICLE 10
                            SURVIVAL; INDEMNIFICATION

        10.1 Survival. The representations and warranties of the Parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the first anniversary of the Closing Date and shall not survive thereafter; provided that notwithstanding the foregoing, the representations and warranties of Seller in Section 3.13(a) and the covenants of Seller set forth in Articles 7 and 8 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if a Notice of Claim (as defined below) of the inaccuracy thereof giving rise to such right of indemnity shall have been given pursuant to this Article 10 to the Party against whom such indemnity may be sought prior to such time (the "INDEMNIFYING PARTY").

        10.2 Indemnification.

               (a) Subject to the limitations set forth in this Article 10, Seller hereby indemnifies Buyer and any present or future officer, director, employee, Affiliate, stockholder or agent of Buyer (collectively, the "BUYER INDEMNITEES") against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by Buyer or any other Buyer Indemnitee arising out of:

                      (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement;

                      (ii) any Excluded Asset or any Excluded Liability;

                      (iii) any Liabilities arising from any agreement that Seller has with any of its employees, agents and independent contractors (other than the Assumed Severance Liabilities);

                      (iv) any Liability arising from any claims asserting that any transactions contemplated by this Agreement constitute a fraudulent conveyance or any claim of a similar nature; and

                      (v) any Liability arising from any and all Transaction Taxes payable by Seller pursuant to Section 7.1;

provided that Seller shall not be liable under this Article 10, except with respect to Claims arising in whole or in part from Seller's fraud or Claims arising from any matter described in subparagraph 10.2(a) (ii) through (v) above, unless the aggregate amount of Damages with respect to all matters referred to in Section 10.2(a)(i) for which Buyer or one or more other Buyer Indemnitees seeks or has sought indemnification hereunder exceeds a cumulative aggregate amount of $100,000, in which event Seller will be liable to indemnify all Buyer Indemnitees for all Damages, subject to the limitations set forth in
Section 10.2(c), 10.2(e) and 10.2(f) below.


               (b) Subject to the limitations set forth in this Article 10, Buyer hereby agrees to indemnify Seller and any present or future officer, director, employee, Affiliate, stockholder or agent of Seller (collectively, the "SELLER INDEMNITEES") against and agree to hold each of them harmless from any and all Damages incurred or suffered by Seller or any other Seller Indemnitee arising out of:

                      (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; and

                      (ii) any Assumed Liability;

provided that Buyer shall not be liable for indemnification under this Article 10, except with respect to Claims arising in whole or in part from Buyer's fraud or Claims arising from any matter described in subparagraph 10.2(b)(ii) above (regarding Assumed Liabilities) unless the aggregate amount of Damages with respect to all matters referred to in Section 10.2(b)(i) for which Seller or one or more other Seller Indemnitees seek or have sought indemnification hereunder exceeds a cumulative aggregate amount of $100,000, in which event the Buyer will be liable to indemnify all Seller Indemnitees for all Damages, subject to the limitations set forth in Sections 10.2(d), 10.2(e) and 10.2(f) below.

               (c) Notwithstanding anything herein to the contrary, the maximum cumulative aggregate total Liability of Seller for its indemnification Liabilities under Section 10.2(a)(i) shall not exceed Five Million Dollars ($5,000,000); provided, however, that notwithstanding the foregoing, the foregoing limitation on Seller's indemnification Liabilities shall not apply to any Claim by Buyer or any other Buyer Indemnitee relating to any Excluded Liability or that arises in whole or in part from Seller's fraud (collectively, "SPECIAL BUYER CLAIMS").

               (d) Notwithstanding anything herein to the contrary, the maximum cumulative aggregate total liability of Buyer for its indemnification liabilities under Section 10.2(b)(i) shall not exceed Five Million Dollars ($5,000,000); provided, however, that notwithstanding the foregoing, the foregoing limitation on Buyer's indemnification Liabilities shall not apply to any Claim by Seller or any other Seller Indemnitee relating to any Assumed Liability or that arises in whole or in part from Buyer's fraud ("SPECIAL SELLER CLAIMS", and together with the Special Buyer Claims, the "SPECIAL CLAIMS").

               (e) Notwithstanding anything herein to the contrary, the amount of any Damages recoverable by a Party pursuant to this Article 10 shall be reduced by the net amount that the Party seeking indemnification (the "INDEMNIFIED PARTY') or any of its Affiliates recovers (after deducting all reasonable attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such Damages, and the Indemnified Party shall use its commercially reasonable efforts to effect such recovery.

               (f) Notwithstanding anything herein to the contrary, no Claim under this Article 10 may be brought after the first (1st) anniversary of the Closing Date (the "RELEASE DATE"); provided, however, that (i) Special Buyer Claims, (ii) Special Seller Claims and (iii) Claims arising under the representations and warranties of Seller in Section 3.13(a) and under covenants of Seller contained in Articles 7 or 8 may be brought at any time until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation, or extension thereof); and provided, further, that any Claim properly asserted by an Indemnified Party prior to the Release Date may thereafter be prosecuted and arbitrated as provided in this Article 10 and recovery on such Claim may be had by the Indemnified Party as provided herein.

               (g) Subject to the provisions of this Article 10, Buyer shall be entitled to retain the Retained Amount as a non-exclusive remedy in respect of Seller's indemnification obligations under this Article 10.

        10.3 Investment of Retained Amount; Accrued Interest. Buyer shall invest all of the Retained Amount in the SSgA U.S. Treasury Money Market Fund, which is a money market mutual fund established under the Investment Company Act of 1940, as amended, the principal of which is invested in obligations of or guaranteed by the United States Government (the "TREASURY MONEY MARKET FUND"). All interest accrued on the Retained Amount and all interest accrued on any such accrued interest, if any (the "ADDITIONAL RETAINED AMOUNT") shall be reinvested by Buyer in the Treasury Money Market Fund, shall be held by Buyer in accordance with this Agreement, and shall be distributed to Seller or retained by Buyer, in the same manner and in the same proportions as the Retained Amount is required to be so held, distributed or retained under this Agreement. For all purposes of this Agreement, any Additional Retained Amount will be treated the same as (and will be considered to be) part of the Retained Amount and all references to the Retained Amount will be deemed to include the Additional Retained Amount.

        10.4 Claim; Notice of Claim. As used herein, the term "CLAIM" means a claim for indemnification for Damages made against the Indemnifying Party by the Indemnified Party (on its own behalf and/or on behalf of its respective present or future officers, directors, employees, Affiliates, shareholders or agents (the "INDEMNITEES") pursuant to this Article 10. Buyer (and only Buyer) may give notice of a Claim under this Agreement for indemnification for Damages incurred by Buyer or any other Buyer Indemnitee and only Buyer may prosecute and arbitrate a Claim on behalf of Buyer or any other Buyer Indemnitee under this
Article 10. Seller (and only Seller) may give notice of a Claim under this Agreement for indemnification for Damages incurred by Seller or any other Seller Indemnitee, and only Seller may prosecute and arbitrate a Claim on behalf of Seller or any other Seller Indemnitee under this Article 10. The Indemnified Party will give written notice of a Claim executed by an officer of the Indemnified Party (a "NOTICE OF CLAIM") to the Indemnifying Party promptly after the Indemnified Party becomes aware of the existence of any potential claim by the Indemnified Party or any of its Indemnitees for indemnification from the Indemnifying Party under this Article 10 arising from or relating to: (a) in the case of Claims made by Buyer, any item listed in subparagraphs (i) through (v) of Section 10.2(a), (b) in the case of Claims made by Seller, any item listed in subparagraphs (i) or (ii) of Sections 10.2(b); or (c) the assertion, whether orally or in writing, against the Indemnified Party or any of its Indemnitees of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Party or any of its Indemnitees that is based upon, or includes assertions relating to (in each such case, a "THIRD-PARTY CLAIM") any item for which such Indemnified Party or its Indemnitees is entitled to indemnification under
Section 10.2(a) or 10.2(b), as applicable. No delay on the part of an Indemnified Party in giving the Indemnifying Party a Notice of Claim will relieve the Indemnifying Party from any of its obligations under this Article 10 unless (and then only to the extent) the Indemnifying Party is materially prejudiced thereby with respect to such Claim. The assertion of any single Claim by a Party hereunder will not bar such Party from asserting any other Claim or Claims hereunder.

        10.5 Contents of Notice of Claim. Each Notice of Claim by an Indemnified Party given pursuant to Section 10.4 will contain the following information:

               (a) the Indemnified Party's good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against the Indemnified Party or any of its Indemnitees based on alleged facts, which if true, would give rise to liability for Damages to such Indemnitee under this Article 10); and

               (b) a brief description, in reasonable detail (to the extent reasonably available to the Indemnified Party), of the facts, circumstances or events giving rise to the alleged Damages based on the Indemnified Party's good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to the Indemnified Party) and copies of any formal demand or complaint.

        10.6 Defense of Third-Party Claims. In the case of any Third-Party Claim that may give rise to a claim for indemnification pursuant to this Article 10, the Indemnifying Party shall have the right to defend and to direct the defense against any such claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with competent counsel experienced in the handling of such claims selected by the Indemnifying Party, unless (i) such claim seeks remedies other than monetary damages, and such remedies could be reasonably expected to have a material adverse effect on such Indemnified Party or (ii) if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such claim or demand. The Indemnified Party shall have the right to participate in the defense of any claim or demand with counsel employed at its own expense; provided, however, (y) except in the case of any claim or demand described in clause (i) or (ii) above, the Indemnifying Party shall control the defense and (z) in the case of any claim or demand described in clause (i) or (ii) above or as to which the Indemnifying Party shall not in fact have employed competent counsel experienced in the handling of such claims to assume the defense against such claim or demand, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. Whether or not the Indemnifying Party shall have assumed the defense of such claim or demand, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge such claim or demand without the Indemnifying Party's prior written consent (not to be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnifying Party shall cease to be entitled to have the right to defend and direct the defense of any claim if it (or its counsel) shall cease to diligently and vigorously defends such claim with competent counsel experienced in the handling of such a claim.

        10.7 Resolution of Claims. Any Notice of Claim received by the Indemnifying Party pursuant to Sections 10.4 and 10.5 will be resolved as follows:

               (a) Uncontested Claims. In the event that, within thirty (30) calendar days after a Notice of Claim is received by the Indemnifying Party pursuant to Sections 10.4 and 10.5, the Indemnifying Party does not contest such Notice of Claim in writing to the Indemnified Party as provided in Section 10.7(b) (an "UNCONTESTED CLAIM"), the Indemnified Party will be conclusively deemed to have consented to the recovery by the Indemnified Party or its Indemnitees of the full amount of such Damages specified in the Notice of Claim in accordance with this Article 10 (which recovery, in the case of a recovery by Buyer on behalf of itself or another Buyer Indemnitee, may be made by Buyer's retention (and Seller's forfeit of any right to receive) of the appropriate portion of the Retained Amount), subject to the limitations on the Indemnified Party's indemnification Liabilities set forth in this Article 10, and, without further notice, to have stipulated to the entry of a final judgment for damages against the Indemnifying Party for such amount in any court having jurisdiction over the matter where venue is proper.

               (b) Contested Claims. In the event that the Indemnifying Party gives the Indemnified Party written notice contesting all or any portion of a Notice of Claim (a "CONTESTED CLAIM") within the thirty (30) day period specified in Section 10.7(a), then the Parties shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to such Contested Claim. If no such agreement can be reached after good faith negotiation, either party may submit the matter to binding arbitration in accordance with the provisions of Section 10.7(c).

               (c) Arbitration of Contested Claims. Each of Buyer and Seller agrees that any Contested Claim that is not resolved in accordance with Section 10.7(b) will be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration Act, 9 U.S.C., Section 1 et seq. and that any such arbitration will be conducted in Santa Clara County, California. In the event J.A.M.S. ceases to provide arbitration services, then the term "J.A.M.S." shall thereafter mean and refer to the American Arbitration Association ("AAA"). Either Buyer or Seller may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other Parties to this Agreement. The arbitration will be conducted by a single arbitrator in accordance with the provisions of J.A.M.S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration (or, if J.A.M.S. then means the AAA, the commercial arbitration rules of the AAA then in effect), subject to the provisions of this Section 10.7(c); provided, however, that if the amount sought to be recovered in the Claim being arbitrated exceeds Five Hundred Thousand United State Dollars ($500,000) then the arbitration will be conducted by a panel of three (3) arbitrators consisting of one (1) arbitrator chosen by the Indemnifying Party, one (1) arbitrator chosen by the Indemnified Party and one (1) arbitrator unanimously chosen by the two (2) arbitrators just mentioned that were selected by the Indemnified Party and the Indemnifying Party, and the majority decision of such three arbitrators shall constitute the decision of such arbitration panel entitled to render the Final Award (as defined below) in such arbitration. The Parties will cooperate with J.A.M.S. and with each other in promptly selecting a single arbitrator from J.A.M.S.' panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The Parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this Section 10.7(c) may be enforced by any court of competent jurisdiction. Subject to the provisions of subparagraph (vii) below, judgment upon the Final Award or any other final finding rendered by the arbitrator in the arbitration may be entered in any court having competent jurisdiction.

                      (i) Payment of Costs. The Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either Party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall determine in the Final Award (as defined below) the

Party who is the prevailing Party (the "PREVAILING PARTY") and the Party who is not the Prevailing Party (the "NON-PREVAILING PARTY"). The Non-Prevailing Party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the Prevailing Party, the fees of the arbitrator and the administrative fee of the arbitration proceedings. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the Parties in such a manner as the arbitrator deems just and equitable.

                      (ii) Burden of Proof. Except as may be otherwise expressly provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed exclusively by the internal laws of the State of California applicable to Contracts executed and entered into within the State of California, without regard to the principles of choice of law or conflicts of law of any jurisdiction.

                      (iii) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "FINAL AWARD") and will deliver such documents to the Indemnified Party and the Indemnifying Party, together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award will constitute a conclusive determination of all issues in question (including any award of Damages), binding upon the Indemnified Party and the Indemnifying Party, and will include an affirmative statement to such effect. To the extent that the Final Award determines that an Indemnified Party or any of its Indemnitees has suffered or incurred Damages in connection with the Contested Claim through the date of the Final Award ("AWARDED DAMAGES"), the Final Award will set forth and award to the Indemnified Party the amount of such Awarded Damages.

                      (iv) Timing. The Indemnified Party, the Indemnifying Party and the arbitrator will conclude each arbitration pursuant to this Section 10.7 as promptly as reasonably possible for the Contested Claim being arbitrated.

                      (v) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                      (vi) Exclusive Process. Following the Closing Date, except as specifically otherwise provided in this Agreement (including without limitation the provisions of Section 10.9), and except as the Parties may otherwise agree pursuant to a written settlement or other agreement between themselves), arbitration conducted in accordance with this Agreement will be the sole and exclusive method of resolving any Claim for indemnification made pursuant to this Article 10, other than any Claim arising from fraud.

                      (vii) Treatment of Damages. Upon issuance and delivery of the Final Award as provided in subparagraph 10.7(c)(iii) above, Buyer will immediately be entitled to recover as provided in subparagraph 10.7(e) below the amount of any Awarded Damages awarded to Buyer under such Final Award.

               (d) Settled Claims. If a Claim (including a Contested Claim) is settled by a written settlement agreement executed by Buyer and Seller (a "SETTLED CLAIM"), then the Parties shall resolve such Settled Claim as provided in such settlement agreement.

               (e) Payment of Damages. Any Damages that (i) the Parties have agreed are to be awarded to Buyer and/or any other Buyer Indemnitee pursuant to a Settled Claim or (ii) have been awarded to Buyer and/or any other Buyer Indemnitee pursuant to a Final Award of an arbitration conducted pursuant to this Section 10.7, and any other Damages payable by Seller to Buyer pursuant to an Uncontested Claim or otherwise under this Article 10, shall be paid to Buyer:
(A) first, by Buyer's reduction of an amount of the Retained Amount, if any then remains, equal to the amount of such Damages and Seller's forfeiture of any future right to receive such amount of the Retained Amount, and (B) only to the extent that the then-current Retained Amount, if any, is not equal to or greater than the amount of such Damages, by Seller to Buyer directly in cash, subject to the limits on the indemnification Liabilities of Seller set forth in Section 10.2(b). Buyer will notify Seller in writing of any such reduction of the Retained Amount as promptly as practicable thereafter.

        10.8 Release of Remaining Retained Amount. Within one (1) week following the Release Date, Buyer shall pay to Seller that portion of the remaining Retained Amount (if any) that is in excess of any amount of the Retained Amount that is necessary to satisfy all unsatisfied or disputed claims for Damages specified in any Notice of Claim delivered to Seller before the Release Date. If any Claims are pending but not resolved on the Release Date, then Buyer may retain possession and custody of that amount of the Retained Amount that equals the total maximum amount of Damages then being claimed by Buyer in all such pending Claims, and as soon as all such Claims have been resolved, Buyer shall deliver to Seller all of the remaining Retained Amount not required to satisfy such Claims.

        10.9 Exclusive Remedy; Equitable Relief. The Parties agree that the rights of the Parties to indemnification under this Article 10 shall be the exclusive rights and remedies of the Parties for the recovery of any Damages for which a Party may be entitled to recovery under this Agreement and all certificates delivered hereunder; except for any Damages caused or arising from the fraud of a Party; provided, however, that nothing in this Agreement will preclude or prevent any Party from seeking and obtaining equitable remedies or relief not involving the recovery of money damages from any court of competent jurisdiction (such as the remedies of injunctive relief or specific performance) for any breach or violation of this Agreement,


                                   ARTICLE 11
                                  MISCELLANEOUS

        11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

        if to Buyer, to:

               HNC Software Inc.
               5935 Cornerstone Court West
               San Diego, CA 92121
               Telephone: (619) 546-8877
               Fax: (619) 452-3220
               Attention: Chief Executive Officer

               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA  94306

               Telephone:  (650) 494-0600
               Fax: (650) 494-1417
               Attention:  Kenneth A. Linhares

        if to Seller, to:

               Brokat Technologies, Inc.
               150 Almaden Boulevard
               San Jose, CA 95113
               Telephone:
               Fax: (408) 275-6900
               Attention: Gary Shroyer

               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Telephone:  (212) 373-3000
               Fax:  (212) 757-3990
               Attention: David K. Lakhdhir, Esq.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

        11.2 Amendments and Waivers.

               (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

               (b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        11.3 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        11.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder.

        11.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California applicable to contracts executed and performed entirely within the State of California, without regard to the principles of choice of law or conflicts of law rules of such state.

        11.6 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. No provision of this Agreement is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

        11.7 Entire Agreement. This Agreement, the Seller Ancillary Agreements, the Buyer Ancillary Agreements constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement (including but not limited to the Letter Agreement among Buyer, Seller and Brokat dated as of July 31,
2001).

        11.8 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.





         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          HNC SOFTWARE INC.



                                          By: __________________________________
                                              Name:
                                              Title:



                                          BROKAT TECHNOLOGIES, INC.



                                          By: __________________________________
                                              Name:
                                              Title:






                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                LIST OF EXHIBITS


     Exhibit A:         Assignment and Assumption Agreement

     Exhibit B:         Bill of Sale and General Assignment

     Exhibit C:         Opinion of Paul Weiss, Rifkind, Wharton & Garrison

     Exhibit D:         Opinion of Director of Legal Affairs of Brokat
                        Technologies Aktiengesellschaft

     Exhibit E:         Transition Services Agreement

     Exhibit F:         Amended and Restated Independent Software Vendor
                        Agreement

     Exhibit G:         Patent Applications Assignment

     Exhibit H:         Mark Assignment

     Exhibit I:         Domain Name Assignment

     Exhibit J:         Continuing Guarantee Agreement

     Exhibit K:         Opinion of Fenwick & West LLP

                                                                       EXHIBIT A


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AGREEMENT, dated as of August 15, 2001 between Brokat Technologies, Inc., a Delaware corporation ("SELLER"), and HNC Software Inc., a Delaware corporation ("BUYER").


                                   WITNESSETH:

        WHEREAS, Buyer and Seller have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and subject to the conditions of the Asset Purchase Agreement, dated the date hereof, between Buyer and Seller (the "PURCHASE AGREEMENT"; terms defined in the Purchase Agreement and not otherwise defined herein being used herein as therein defined);

        WHEREAS, pursuant to the Purchase Agreement, Buyer has agreed to assume certain liabilities and obligations with respect to the Purchased Assets and the Blaze Business;

        NOW, THEREFORE, in consideration of the sale of the Purchased Assets and in accordance with and subject to the terms of the Purchase Agreement, Buyer and Seller agree as follows:

        1. (a) Seller does hereby sell, transfer, assign and deliver to Buyer all of the right, title and interest of Seller in, to and under the Purchased Assets.

               (b) Buyer does hereby accept all the right, title and interest of Seller in, to and under all of the Purchased Assets and hereby assumes the Assumed Liabilities in order to release and relieve Seller from any further liability under such Assumed Liabilities.

        2. Seller hereby covenants and agrees to cooperate with Buyer from time to time on or after the date hereof, upon request of Buyer and without further consideration, to take all actions and to execute and deliver all other documents and instruments reasonably necessary or appropriate to fully evidence, vest, perfect and confirm, document, record and carry out the contribution, sale, assignment, transfer and delivery of the Purchased Assets to Buyer and the assignment and assumption of the Assumed Contracts by Buyer as provided in and contemplated by the Purchase Agreement and this Agreement.

        3. Nothing herein shall be deemed to deprive Buyer of any defenses, setoff or counterclaims which Seller may have had, or which Buyer shall have, with respect to any of the obligations, liabilities and commitments hereby assumed ("DEFENSES AND CLAIMS"). Seller hereby transfers, conveys and assigns to Buyer all of its rights, title and interests in such Defenses and Claims and agree to cooperate with Buyer to maintain, secure and perfect such Defenses and Claims, including the signing of any documents, the giving of any testimony or the taking of any action as is reasonably requested by Buyer in connection with such Defenses and Claims.

        4. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of law rules of such state.

        5. This Agreement shall bind and inure to the benefit of Buyer and Seller and their respective successors and assigns.

        6. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision.

        7. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          BROKAT TECHNOLOGIES, INC.



                                          By: __________________________________
                                              Name:
                                              Title:



                                          HNC SOFTWARE INC.



                                          By: __________________________________
                                              Name:
                                              Title:






             [SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                                                       EXHIBIT B


                       BILL OF SALE AND GENERAL ASSIGNMENT

        Brokat Technologies, Inc., a Delaware corporation ("SELLER"), for good and valuable consideration to it paid, receipt and sufficiency of which is hereby acknowledged, and pursuant to the Purchase Agreement (the "PURCHASE AGREEMENT") dated August 15, 2001 (the "CLOSING DATE") between Seller and HNC Software Inc., a Delaware corporation (the "BUYER"), and notwithstanding that the following property may be conveyed by separate and specific transfer documents, by these presents does sell assign, transfer and deliver unto Buyer, and its successors and assigns, as of the Closing Date, all of their right, title and interest in the Purchased Assets:

               TO HAVE AND TO HOLD the Purchased Assets unto Buyer and its successors and assigns, to and for its or their use forever.

        This Bill of Sale and General Assignment is being delivered pursuant to the Purchase Agreement and shall be construed consistently therewith.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Seller has caused this Bill of Sale and General Assignment to be signed by its duly authorized officers on the Closing Date.

                                          BROKAT TECHNOLOGIES, INC.


                                          By: __________________________________
                                              Name:
                                              Title:


                                          HNC SOFTWARE INC.


                                          By: __________________________________
                                              Name:
                                              Title:







             [SIGNATURE PAGE TO BILL OF SALE AND GENERAL ASSIGNMENT]

STATE OF ____________________)
                                ) SS.:
COUNTY OF ___________________)


        On this ___ day of ____________, 2001, before me personally came ___________________, to me personally known, who, being duly sworn, did depose and say that he resides at ________________________________; that he is
______________ of __________________, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so fixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                           _____________________________________
                                           Notary Public




STATE OF ____________________)
                               ) SS.:
COUNTY OF ___________________)


        On this ___ day of ____________, 2001, before me personally came ___________________, to me personally known, who, being duly sworn, did depose and say that he resides at ________________________________; that he is
______________ of __________________, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so fixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                           _____________________________________
                                           Notary Public

                                                                       EXHIBIT E


                         TRANSITION SERVICES AGREEMENT

        This Transition Services Agreement (this "AGREEMENT") is effective as of August 15, 2001 (the "EFFECTIVE DATE") by and among Brokat Technologies, Inc., a Delaware corporation ("BTI") and HNC Software Inc., a Delaware corporation ("HNC").

                                 R E C I T A L S

        WHEREAS, concurrently herewith, BTI and HNC are entering into that certain Asset Purchase Agreement dated as of the Effective Date (the "PURCHASE AGREEMENT"), pursuant to which HNC is to purchase substantially all of the assets used in conducting the Blaze Business (as defined in the Purchase Agreement). Capitalized terms used and not defined herein shall have the meaning given to them in the Purchase Agreement; and

        WHEREAS, as a material inducement to HNC to enter into and perform its obligations under the Purchase Agreement, it is a condition precedent to the Closing under the Purchase Agreement that BTI and HNC enter into this Agreement under which the parties have agreed that BTI will provide certain transition support services to HNC as further described in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

        1. PROVISION OF SERVICES.

        (a) During the term of this Agreement, BTI shall make available and provide to HNC all of the services described in Schedule A hereto, which services shall, for the avoidance of doubt, include BTI's cooperation with and assistance of PricewaterhouseCoopers LLP or another independent accounting firm of nationally recognized significance agreed upon by the parties to audit the financial statements of the Blaze Business for the nine (9) months ended December 31, 2000, to review the financial statements of the Blaze Business for the six (6) months ended June 30, 2001 and to perform such other audit services with respect to the Blaze Business as shall be reasonably requested by HNC, in order to promptly complete the above-described audit, review and other audit services by no later than October 14, 2001 (collectively, the "SERVICES"). The parties agree that the Services shall be provided by the employees of BTI named on Schedule B hereto (each a "BTI EMPLOYEE" and together the "BTI EMPLOYEES").

        (b) In addition to the Services identified in Schedule A hereto, BTI and HNC agree to negotiate in good faith regarding the provision of any other services (and the terms and conditions thereof) as are reasonably requested by HNC and are not otherwise covered by this Agreement. If any agreement is reached regarding such other services, it shall be evidenced by the parties signing and attaching an amended or additional Schedule to this Agreement, at which time such other services shall be subject to the provisions of this Agreement.

        2. REPRESENTATIVES. Each of BTI and HNC shall nominate representatives to act as its primary contact persons to coordinate the provision of Services (collectively, the "PRIMARY COORDINATORS"). Each Primary Coordinator may designate one or more service coordinators for each specific Service (the "SERVICE COORDINATORS"). Each party may treat an act of a Primary Coordinator or Service Coordinator of another party as being authorized by such other party without inquiring behind such act or ascertaining whether such Primary Coordinator or Service Coordinator had authority to so act; provided, however, that no such Primary Coordinator or Service Coordinator has any authority to amend this Agreement. BTI and HNC shall advise each other promptly in writing of any change in the Primary Coordinators or any Service Coordinator for a particular Service, setting forth the name of the Primary Coordinator or Service Coordinator to be replaced and the name of the replacement, and certifying that the replacement Primary Coordinator or Service Coordinator is authorized to act for such party in all matters relating to this Agreement, in the case of a Primary Coordinator or, in the case of a Service Coordinator, with respect to the Service for which such Service Coordinator has been designated. BTI and HNC each agree that all communications relating to the provision of the Services shall be directed to the Service Coordinators, if any, for such Service or alternatively directly to the Primary Coordinators. BTI's initial Primary Coordinators shall be Gary Shroyer and Eric Kintzer. HNC's initial Primary Coordinator shall be Jan-Aage Larsen. For each Service, BTI's and HNC's initial Service Coordinators are set forth in Schedule A.

        3. THE BTI EMPLOYEES.

               (a) BTI hereby agrees, during each month of the term of this Agreement, to make each BTI Employee available to HNC to perform the Services for at least the percentage of such BTI Employee's time (assuming full-time employment of such BTI employee with BTI) required for the performance of such BTI Employee's normal duties pursuant to such BTI Employee's employment arrangement with BTI that is set forth in Schedule B under the column headings "Month 1," "Month 2" and "Month 3" for each month of the term of this Agreement for such BTI Employee. The parties agree that HNC shall have the right to the exclusive and uninterrupted use of the time and services of the BTI Employees during such periods. BTI acknowledges that, with respect to each BTI Employee, BTI is the employer of such BTI Employee and that during the term of this Agreement, BTI shall not terminate or take any action that could be deemed to constructively terminate any BTI Employee without the express prior written consent of HNC. None of the agreements contained in the preceding sentence are intended for the benefit of any BTI Employee.

               (b) BTI shall be solely responsible for (i) the payment of, and shall indemnify, defend and hold HNC harmless from and against, all federal, state, local and foreign taxes and withholdings payable with respect to the wages of all BTI Employees and all other employer liabilities relating to such personnel, (ii) the maintenance of workers' compensation insurance required by applicable statutes with respect to all BTI Employees, and (iii) the maintenance, payment and provision of all applicable employee benefits for the BTI Employees, including for each BTI Employee, his or her then current annual salary or hourly wage, overtime pay (if applicable), employee benefits, bonus and other incentive compensation such as stock options. BTI and its agents, as applicable, shall be independent contractors in connection with the performance of the Services hereunder and any personnel performing services in connection herewith shall not be, nor shall any of them be deemed to be, employees of HNC.

               (c) In performing any Services hereunder for HNC, each BTI Employee shall be under the direction, control and supervision of HNC and HNC shall have the sole right to assign projects within such Services to the BTI Employees. HNC may at any time decide to no longer utilize any BTI Employee for the provision of Services for the remaining term of the Agreement.

               (d) HNC shall have the right and option, but no obligation, to offer employment to any of the BTI Employees. BTI shall cooperate with HNC to facilitate any of HNC's efforts to directly employ any of the BTI Employees. In the event that HNC elects to make offers of employment to certain or all of the BTI Employees, BTI shall take all reasonable actions to encourage those BTI Employees who have received an offer of employment from HNC to accept such offer of employment. BTI will not make any claims against HNC or its affiliates as a result of HNC's soliciting or hiring such BTI Employees. Except as otherwise set forth in the Purchase Agreement, BTI shall be solely responsible for the payment of any and all vacation, sick time, stock options or any other benefits that may be payable in connection with the transactions contemplated in this paragraph with respect to such BTI Employees hired by HNC and shall indemnify, defend and hold HNC harmless from and against any and all such benefits.

               (e) BTI agrees that all Inventions and moral rights that (i) result from the Services performed by the BTI Employees specifically for HNC, or
(ii) relate to HNC's business or current or anticipated research and development, will be the sole and exclusive property of HNC and are hereby irrevocably assigned by BTI to HNC. "MORAL RIGHTS" mean any rights to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether of not such right is denominated or generally referred to as a "moral right". "INVENTIONS" means all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets conceived, made, received, first reduced to practice or created by any BTI Employee alone or jointly or with others which result from or relate to the Services, whether or not such Inventions are patentable, copyrightable or protectable as trade secrets. BTI agrees, as a condition precedent to HNC's entering into this Agreement, to cause each BTI Employee to enter into an Invention Assignment and Confidentiality Agreement in the form attached hereto as Schedule C. To the extent necessary to effect the foregoing, BTI hereby irrevocably waives any rights otherwise exercisable, whether under its agreements with BTI Employees, "work for hire" doctrine or other applicable law, in the copyrightable works, Inventions and other intellectual property arising from Services performed by BTI Employees.

        4. EFFECT OF PROVIDING SERVICES. HNC shall at all times be responsible for, and shall have the final authority to make, all decisions regarding the business and other operations of HNC and its Subsidiaries.

        5. COST OF SERVICES.

               (a) HNC shall pay to BTI a fixed fee of Five Hundred Thousand Dollars ($500,000) for the provision of the Services which shall be payable in three (3) equal monthly installments during the term of this Agreement (which amount shall include any travel expenses allocable to the provision of the Services), which installments shall be allocable in equal amounts to each BTI Employee providing Services at the beginning of each month. In the event that HNC decides to no longer utilize any BTI Employee for the provision of Services (including in connection with the termination of any or all of the Services pursuant to Section 10), the payment for that month shall be reduced by the amount allocable to such BTI Employee, with credit given on a pro rata basis for the number of days such BTI Employee provided Services during such month. HNC shall be entitled to audit the books and records of BTI related to amounts payable for Services provided to HNC.

               (b) BTI shall provide to HNC a statement of the amounts due for Services rendered in each month of the term of this Agreement within ten (10) days of the end of such month, and the amounts due under such statement shall be payable by HNC within thirty (30) days after the date of the statement. Such statements shall set forth the names of the personnel providing Services and the number of hours worked by such personnel in providing the Services during such month. Amounts not paid within such thirty (30) day period shall accumulate interest at the annual rate of ten percent (10%) per annum or the maximum lawful rate, whichever is less. HNC shall have a right to dispute in good faith any amounts contained in BTI's statement of amounts due for Services. Should such a dispute arise, the parties shall attempt to settle such dispute in good faith within ten (10) days of HNC's providing BTI with notice of such dispute. If no resolution can be reached within this time period, then the dispute shall be submitted to a mutually agreed upon independent accounting firm of nationally recognized significance (which shall not be the accounting firm performing the audit and review described in Section 1(a)), who shall apply the provisions of this Agreement to the computation of the amount of the specific costs that HNC has disputed. The decision of such accounting firm shall be binding on both parties and shall be non-appealable, and the costs of such accounting firm incurred in deciding such dispute shall be borne by HNC, unless the accounting firm makes an award that exceeds the amount requested by HNC by a difference of greater than 5%, in which case, all such costs shall be borne solely by BTI.

        6. RECIPROCAL REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that:

               (a) it has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement; and

               (b) the execution and delivery of this Agreement shall not conflict with or result in the breach of any agreement or other legal obligation to which that party is subject.

        7. BTI REPRESENTATIONS AND WARRANTIES.

               (a) BTI represents and warrants to HNC that BTI shall provide the Services to HNC as described herein in an uninterrupted manner and in a manner substantially consistent with the provision of such or related services during the six (6) months prior to the Effective Date.

               (b) BTI represents and warrants to HNC that BTI shall use its commercially reasonable efforts to assist in and fully cooperate with the preparation of any audited or reviewed financial statements of the Blaze Business or any other audit services to be performed as described in Section 1(a).

        8. LIMITATION ON LIABILITY.

               (a) Except for the representations and warranties contained in
Section 7, all Services will be provided without representation or warranty of any kind and BTI shall not have any liability to HNC arising out of or relating to the provision of the Services except for any liability arising from the provisions of Section 5(b) or from a breach of Section 7 or from the gross negligence or willful misconduct of BTI. THE LIMITED WARRANTIES SET FORTH ABOVE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT, THE PERFORMANCE OF MATERIALS OR PROCESSES DEVELOPED OR PROVIDED UNDER THIS AGREEMENT, OR AS TO THE RESULTS WHICH MAY BE OBTAINED THEREFROM, AND ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

               (b) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL ANY PARTY OR ITS SUBSIDIARIES OR AFFILIATES BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY LOSS) ARISING FROM THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF WARRANTIES, FAILURE OF ESSENTIAL PURPOSE OR

OTHERWISE AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        9. CONFIDENTIALITY. During and after the term of this Agreement, each party shall keep the other party's confidential documents and information in confidence in accordance with the terms set forth in Section 5.1 of the Purchase Agreement.

        10. TERMINATION. The Services to be provided under this Agreement shall terminate on the date that is three (3) months after the Effective Date (the "EXPIRATION DATE"). HNC shall be permitted to terminate any or all of the Services being provided by BTI under this Agreement upon five (5) days' prior written notice to BTI.

        11. RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be deemed or construed to create a partnership or a joint venture between BTI and HNC or any of their respective affiliates, or to cause either party to be responsible in any way for the debts or other obligations of any party hereto or any other party or be deemed affiliated with any other party. Each party shall be responsible for the acts of its own employees, agents, independent contractors and vendors in connection with providing or receiving, as applicable, the transition support described in this Agreement.

        12. RECORDS. BTI agrees to maintain accurate records arising from or related to any Services provided hereunder, including but not limited to accounting records and documentation produced in connection with the rendering of any Services. BTI's accounting records shall be reasonably sufficient to permit the computation and verification of all payments due hereunder.

        13. FURTHER COOPERATION. Each party hereto agrees to cooperate with the other, at any other party's request, to execute any and all documents or instruments, or to obtain any consents, in order to assign, transfer, perfect, record, maintain, enforce or otherwise carry out the intent of the terms of this Agreement.

        14. AMENDMENT AND WAIVER. A waiver by any party hereto of a breach of any provisions of this Agreement shall not be valid unless such waiver is in writing and signed by such party. Failure of any party to require, in one or more instances, performance by another party in accordance with the terms and conditions of this Agreement shall not be deemed a waiver of relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of a party. This Agreement may not be amended except as provided in a writing signed by each of the parties.

        15. ASSIGNMENT. No party may assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that HNC may assign all or a portion of its rights and obligations hereunder to one or more of its Subsidiaries or Affiliates.

        16. GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. This Agreement shall be governed and construed in accordance with the internal laws of the State of California applicable to contracts executed and performed entirely within the State of California, without regard to the principles of choice of laws or conflicts of law rules of such state. Each of the parties hereto irrevocably and unconditionally consents to the jurisdiction and venue of either the state courts located in Santa Clara County, California or the United States District Court for the Northern District of California. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

        17. NOTICES. Any notice in connection with this Agreement shall be given in accordance with the Purchase Agreement.

        18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as regards to any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of it, individually or taken together, bear the signature of each of the parties

        19. ENTIRE AGREEMENT; REMEDIES. This Agreement, the Purchase Agreement, the Buyer Ancillary Agreements and the Seller Ancillary Agreements constitute the entire agreement and understanding between and among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between and among the parties with respect to the subject matter of this Agreement. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided under applicable law.

        20. SEVERABILITY. If any term or other provision of this Agreement is determined by a court or other Governmental Authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to a party hereto. Upon such determination that any term or other provisions are invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Transition Services Agreement effective as of the date first above written.



"BTI"                                      "HNC"

BROKAT TECHNOLOGIES, INC.                  HNC SOFTWARE INC.



By:________________________________        By:_________________________________

Name:______________________________        Name:_______________________________

Title:_____________________________        Title:______________________________







                [SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT]

                                   SCHEDULE A

        SERVICES TO BE PROVIDED BY BTI WITH RESPECT TO THE BLAZE BUSINESS

1.  FINANCIAL, GENERAL AND ADMINISTRATIVE SERVICES

        a. Assistance in preparation of audited and reviewed financial statements and other audit services as described in Section 1(a) of the Agreement

        b. All order processing, invoicing, posting and tracking (as applicable), including with respect to:

                i. Technical Support renewal revenue

                ii. Customer Service contracts

                iii. Deferred Revenue items

                iv. Customer Training engagements

                v. New Sales Agreements

        c. Transition of all revenue accounting and order processing functions to HNC; compilation of contact list for order processing

        d. Accounting support for international operations of the Blaze Business

                i. assistance with payroll, local regulatory filings, tax filings, etc.

        e. Management of accounts receivable, including preparation of accounts receivable reports in the following areas:

                i. Customer Services

                ii. Sales

        f. Management of financial controls and budgets

        g. Processing of accounts payable and payroll

        h. Transition of customer files to HNC

        BTI Service Coordinators:  Scott Schroeder and Bill Mannina

        HNC Service Coordinator:   Taylor van Buren (finance and administration)
                                   Pete Millikin (accounting)

2.  LEGAL/CONTRACTS SERVICES

        a. Assistance to HNC in obtaining valid assignments and third-party consents to assignments of relevant BTI contracts to HNC:

                i. Assignment of Blaze Master GSA agreement with U.S. Government

                ii. Assignment of international contracts of foreign entities

                iii. Obtain consents to assignment of other assumed BTI contracts

        b. Compile list of legal contacts

        c. Revision of copyright notices to intellectual property

        d. Revision of software license agreements

        BTI Service Coordinator:    Barbara Rogan

        HNC Service Coordinator:    Laura Kwartler

3.  SALES/MARKETING

        a. Assist in transition of sales and marketing relationships to HNC, including sales-related items in "Finance, General and Administrative" above

        b. Transition of Blaze Business sales management tool to HNC

        BTI Service Coordinators:   Penny Hopkins and Matt Vanderlipp

        HNC Service Coordinator:    Michael Fedynyshyn

4.  HUMAN RESOURCES

        a. Assistance in transition of BTI staff to HNC

        BTI Service Coordinator:  Gail Boddy and Brenda Hardesty

        HNC Service Coordinator: ______________________

5.  INFORMATION TECHNOLOGY (IT) SUPPORT

        a. Continue provision of customer IT support and IT support for areas described above

        b. Assistance as required in:

                i. re-branding of BOSS; integration of web links between HNC tech support pages and BOSS

                ii. integration of BOSS with HNC accounting system

                iii. transfer of Virtual Private Network to HNC

                iii. switchover of BTI staff to HNC email accounts

                iv. placement of web server in HNC network to redirect BTI links

                v. migration of Japanese Blaze Advisor pages

        BTI Service Coordinator:    Matt Vanderlipp

        HNC Service Coordinator: ______________________________

                                   SCHEDULE B
                            LIST OF BTI EMPLOYEES AND
                             TOTAL COST OF SERVICES

------------------------------------------------------------------------
       NAME               DEPARTMENT        MONTH 1   MONTH 2  MONTH 3
------------------------------------------------------------------------
   Gary Shroyer           Executive           100%     100%     100%
------------------------------------------------------------------------
   Eric Kintzer           Executive           100%     100%     100%
------------------------------------------------------------------------
   Mark Fishwick          Executive           25%       25%      0%
------------------------------------------------------------------------
  Scott Schroeder     Accounting/Finance      75%       50%      25%
------------------------------------------------------------------------
    Bill Manina       Accounting/Finance      75%       50%      25%
------------------------------------------------------------------------
    Myra Dagio        Accounting/Finance      75%       50%      25%
------------------------------------------------------------------------
   Fred Placido       Accounting/Finance      100%      75%      25%
------------------------------------------------------------------------
    Joan Pires        Accounting/Finance      100%     100%      0%
------------------------------------------------------------------------
   Angela Chong       Accounting/Finance      100%     100%      50%
------------------------------------------------------------------------
  Michelle Marra      Accounting/Finance      25%       25%      0%
------------------------------------------------------------------------
   Eric Riegert       Accounting/Finance      50%       50%      50%
------------------------------------------------------------------------
   Penny Hopkins    Rev. Acct/Order Proc.     100%     100%     100%
------------------------------------------------------------------------
    Josie Dutra     Rev. Acct/Order Proc.     100%      75%      50%
------------------------------------------------------------------------
  Marcela Trosin    Rev. Acct/Order Proc.     50%       25%      0%
------------------------------------------------------------------------
   Nancy Klassen    Rev. Acct/Order Proc.     50%       25%      0%
------------------------------------------------------------------------
    Chris Adams     Rev. Acct/Order Proc.     50%       25%      0%
------------------------------------------------------------------------
   Nate Sanders              FP&A             75%       50%      0%
------------------------------------------------------------------------
    Lilian Lam               FP&A             50%       25%      0%
------------------------------------------------------------------------
 Giancarlo Galasso           FP&A             100%     100%     100%
------------------------------------------------------------------------
  Patricia Spohn       Legal/Contracts        25%       0%       0%
------------------------------------------------------------------------
  Craig Tsukamoto      Legal/Contracts        25%       0%       0%
------------------------------------------------------------------------
  Annette Wilson       Legal/Contracts        75%       0%       0%
------------------------------------------------------------------------
   Barbara Rogan       Legal/Contracts        100%      75%      75%
------------------------------------------------------------------------
  Brenda Hardesty      Human Resources        75%       75%      75%
------------------------------------------------------------------------
    Gail Boddy         Human Resources        100%     100%     100%
------------------------------------------------------------------------
  Matt Vanderlip    Information Technology    75%       75%      75%
------------------------------------------------------------------------
     Ken Chan       Information Technology    50%       50%      50%
------------------------------------------------------------------------
   Adam Kostrzak    Information Technology    25%       25%      25%
------------------------------------------------------------------------

                                   SCHEDULE C
           FORM OF INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

                                HNC SOFTWARE INC.
               INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

        In consideration of, and as a condition of my provision of certain services (the "SERVICES") to HNC SOFTWARE INC., a Delaware corporation (the "COMPANY") pursuant to the Transition Services Agreement dated as of August 14, 2001 (the "TRANSITION SERVICES AGREEMENT"), between the Company and Brokat Technologies, Inc., a Delaware corporation ("BTI") in my capacity as an employee of BTI, I hereby represent to, and agree with the Company as follows:

        1. PURPOSE OF AGREEMENT.I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its Proprietary Information (as defined below), its rights in Inventions and in all related intellectual property rights. Accordingly, I am entering into this Agreement as a condition of my provision of Services to the Company, whether or not I am expected to create inventions of value for the Company. I acknowledge and agree that I am not an employee of the Company but that rather, in my capacity as an employee of BTI I will provide Services to HNC on behalf of BTI.

        2. DISCLOSURE OF INVENTIONS. I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets ("INVENTIONS") that I make or conceive or first reduce to practice or create, either along or jointly with others, during the period I provide Services to the Company, whether or not in the course of my provision of such Services, and whether or not such Inventions are patentable, copyrightable or protectable as trade secrets.

        3. WORK FOR HIRE: ASSIGNMENT OF INVENTIONS. I acknowledge and agree that any copyrightable works prepared by me within the scope of my provision of Services are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. To the extent any such works may not be considered "works for hire" authored by the Company under the Copyright Act, I hereby irrevocably assign and agree to assign to the Company all of my right, title and interest in and to such works, including without limitation all intellectual property rights. I agree that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by me for the Company, or (c) relate to the Company's business or current or anticipated research and development, will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company.

        4. ASSIGNMENT OF OTHER RIGHTS. In addition to the foregoing assignment of Inventions to the Company, I hereby irrevocably transfer and assign to the
Company: (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention that is assigned or assignable to the Company under this Agreement; and (b) any and all "MORAL RIGHTS"(as defined below) that I may have in or with respect to any Invention that is assigned or assignable to the Company under this Agreement. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Invention that is assigned or assignable to the Company under this Agreement, even after termination of my provision of Services to the Company. "MORAL RIGHTS" mean any rights to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether of not such right is denominated or generally referred to as a "moral right".

        5. ASSISTANCE. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company's Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my provision of Services to the Company, provided that the Company will compensate me at a reasonable rate after such termination for time and expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

        6. PROPRIETARY INFORMATION. I understand that my provision of Services to the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("PROPRIETARY INFORMATION"). Such Proprietary Information includes but is not limited to Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists.

        7. CONFIDENTIALITY. At all times, both during my provision of Services to the Company and after the termination of my provision of such Services, I will keep and hold all such Proprietary Information in strict confidence and trust, and I will not use or disclose any of such Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as a provider of Services to the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my provision of Services to the Company and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

        8. NO BREACH OF PRIOR AGREEMENT. I represent that my performance of all the terms of this Agreement and my duties as a provider of Services to the Company will not breach any invention assignment, proprietary information or similar agreement with my employer or any other party. I represent that I will not use in the performance of my duties for the Company any documents or materials of my employer that are not generally available to the public or have not been legally transferred to the Company or are not necessary to enable BTI to perform its obligations under the Transition Services Agreement or the Asset Purchase Agreement, dated August 14, 2001, between the Company and BTI.

        9. DUTY NOT TO COMPETE. During the period I perform Services for the Company, I agree that I will not, directly or indirectly, whether as an employee, consultant, officer, director, stockholder, partner, proprietor, associate, representative, or in any other capacity whatsoever (other than in the performance of my normal duties in any such capacity for BTI acting for BTI pursuant to the Transition Services Agreement), engage in, become financially interested in, be employed by, render services to or have any business connection with any other person, corporation, firm, partnership or other entity which competes directly, or indirectly with the Company or any of its affiliates anywhere, in any line of business (including but not limited to the rules business formerly carried on by the Rules Business Unit of BTI (which was originally the business carried on by Blaze Software, Inc.) (the "Blaze Business") that is engaged in (or in which the Company or any of its affiliates plans to engage) by the Company or any of its affiliates.

        The foregoing shall not prohibit me from owning, as a passive investor, securities of any publicly-traded competitor corporation, so long as my holdings in any one such competitor corporation do not, in the aggregate, constitute more than one percent (1%) of the voting stock of such competitor corporation. I acknowledge that if I have any question whether a person, corporation, firm, partnership or other entity competes directly with the Company or with any of the Company's affiliates in any line of business engaged in by the Company (or any of its affiliates) or in a line of business in which the Company or any of its affiliates plans to compete, I must seek clarification of the issue with the Company before becoming involved with such person, corporation, firm, partnership or other entity.

        I acknowledge and agree that the foregoing non-competition provisions are reasonable and necessary for the protection of the Company and its affiliates, and that my breach of such non-competition provisions may not be adequately enforced through an action for damages. Therefore, in the event of a breach or threatened breach of this non-competition clause, the Company and its affiliates shall be entitled, in addition to all other remedies, to an injunction and/or restraining order enjoining the breach or threatened breach of the provisions of this section or otherwise to enforce these provisions against violation, without the necessity of posting any bond, undertaking or other security by the Company or its affiliates. I further agree that the prevailing party shall be entitled to its reasonable attorneys' fees and costs incurred in any action in which it is successful in establishing or defending against an alleged violation of this section.

        10. NOTIFICATION. I hereby authorize the Company to notify my actual or future employers of the terms of this agreement and my responsibilities hereunder.

        12. NON-SOLICITATION. During, and for a period of one (1) year after termination of, my provision of Services to the Company, I will not directly or indirectly solicit or take away customers or suppliers (if the identity of such customer or supplier or information about the customer or supplier relationship between such customer or supplier and the Company is a trade secret or otherwise considered confidential information under California law), or any employees or consultants of the Blaze Business for my own benefit or for the benefit of any other party.

        13. NAMES & LIKENESS RIGHTS, ETC. I hereby authorize the Company to use, reuse, and to grant others the right to use and reuse, my name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including but not limited to film, video and digital or other electronic media), both during and after my provision of Services to the Company, for whatever purposes the Company deems necessary.

        14. INJUNCTIVE RELIEF. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

        15. GOVERNING LAW; SEVERABILITY. This Agreement will be governed and interpreted in accordance with the internal laws of the State of California, without regard to or application of choice of law rules or principles. In the event that any provision of this Agreement is found by a court, arbitrator or other tribunal to be illegal, invalid or unenforceable, then such provision shall not be voided, but shall be enforced to the maximum extent permissible under applicable law, and the remainder of this Agreement shall remain in full force and effect.

        16. NO DUTY TO EMPLOY. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me or to use my services for any stated period of time. This Agreement shall be effective as of the first day of my provision of Services to the Company under the Transition Services Agreement, namely: August 14, 2001.


SERVICE PROVIDER:                            HNC SOFTWARE INC.:

______________________________________       ___________________________________
Signature of Service Provider                Signature of Company Representative

______________________________________       ___________________________________
Print Name of Service Provider               Title of Representative

______________________________________       ___________________________________
Date                                         Date

[BROKAT TECHNOLOGIES LOGO]

                     INDEPENDENT SOFTWARE VENDOR AGREEMENT

This Independent Software Vendor Agreement ("Agreement") is entered into between Brokat Technologies Inc. ("Brokat") and Brokat AG ("ISV"), effective on the Effective Date listed at the end of this Agreement.

1.      DEFINITIONS.

(a) SOFTWARE means the current release (as of the Effective Date) of the Brokat product(s) listed in Exhibit 1 in object code form, the printed and/or online user documentation which Brokat makes generally available to end users, and any full or partial copies of the Software made by or for ISV. As long as ISV is receiving software maintenance and support services for the Software, "SOFTWARE" will include any new releases (enhancements, patches) of the Software which are provided by Brokat to its supported customers.

(b) LICENSED PRODUCT means the product that results from ISV's authorized use of the Software to create run-time software, which is then embedded into and distributed as part of the "ISV APPLICATION" described in Exhibit 1. The "LICENSED PRODUCT" includes only the Brokat Advisor Engine, Brokat Advisor Rule Server and Brokat Advisor Innovator Runtime and in all cases, no documentation on Brokat Advisor Engine or Brokat Advisor Rule Server API's.

(c) ISV CUSTOMER means an end-user customer of ISV who licenses the ISV Application.

2.      LICENSE RIGHTS, DISTRIBUTION AND OWNERSHIP.

2.1 ISV'S INTERNAL USE. The Software is provided under two license types: a development license and a run-time license, as further described in Exhibit 1. When ISV orders a license for ISV's internal use, Brokat will invoice ISV for the license and maintenance fees listed in Exhibit 1, and will grant ISV a non-exclusive, non-transferable license to install and use the Software for ISV's internal use for testing, development and for support of ISV Customers, for the scope of license listed in ISV's order. ISV may copy the Software as reasonably necessary to install and use the Software at ISV's facilities within the TERRITORY/MARKET listed in Exhibit 1 and for backup. Except as expressly provided in this Agreement, ISV has no right to:

(a) reverse engineer, reverse compile, disassemble, modify, adapt, translate, or create derivative works from the Software without Brokat's prior written consent, except to the extent required to obtain interoperability with other independently created computer programs within the operating environment identified in the order;

(b) transfer or assign the Software to other affiliated entities or to ISV facilities outside the Territory without Brokat's prior written consent, which will not unreasonably be withheld;

(c)     copy the Software for distribution; or



ISV does have the right to deploy Licensed Product in an Application Service Provider (ASP) context through data processing, time-sharing, outsourcing, software leasing or rental services to others.

Brokat shall not provide Software to any competitor of ISV for any application which competes with ISV Applications (see exhibit 1) for a period of one year from the Effective Date:

Competitors are (as of the date of this Agreement, subject to change due to ISV divestiture): Nokia, Ericsson, 724 Solutions, Trintech, Siemens, SBS, Nortel, iPin, Portal, Amdocs, LHS/Sema, Geneva, Lucent.

2.2     DISTRIBUTION BY ISV. Brokat grants to ISV the nonexclusive right to:

[BROKAT TECHNOLOGIES LOGO]

(a) use the Software to create the Licensed Product at ISV's facilities in Territory; all such copies must contain the same proprietary rights notices as appear on or in the master provided by Brokat, or such other notices as the parties may agree in writing;

(b) distribute and sublicense the Licensed Product to ISV Customers in the Territory/Market, only embedded in and distributed as part of the ISV Application, subject to ISV's payment of the royalties in Exhibit 1;

(c) make and use a reasonable number of copies of the Licensed Product as part of the ISV Application for non-revenue demonstration and evaluation purposes in the Territory/Market on a royalty-free basis. If the demonstration is conducted away from ISV's facility, the copies must be removed immediately on completion of the demonstration. If the demonstration period exceeds a single period of 30 days, ISV must pay the royalty fee listed in Exhibit 1 for such extended demonstration. Copies of the Licensed Work used for evaluation purposes must be time-limited for a period of not more than 90 days before the Licensed Work becomes inoperable.

2.3 END-USER LICENSES. All sublicenses of the ISV Application which includes or incorporates the Licensed Product must be in writing (including on-screen licenses) and executed by the ISV Customer. Such sublicenses must contain terms substantially similar to the following:

(a) All rights and title to the ISV Application remain with ISV and its suppliers;

(b) The ISV Customer has the right to use the ISV Application for its internal business use in the Territory, and has no right to reverse engineer, reverse compile, disassemble, modify, adapt, or create derivative works from the ISV Application, or transfer, distribute, rent or lease the ISV Application;

(c) The ISV Customer may copy the ISV Application only as needed for installation and operation of the ISV Application within the scope of the license granted by ISV; and

(d) The ISV Customer will not export or re-export the ISV Application in violation of U.S. export laws.

In addition, ISV must prohibit the ISV Customer from using the Software to create a rule project not directly related to the ISV Application, and ISV must take reasonable steps to verify ISV Customers' compliance with this term.

2.4 PRODUCT LABELING. ISV will distribute and market the ISV Application under ISV's trademarks and service marks. ISV will identify the Licensed Product as a component of the ISV Application in the ISV Application "About" screens and in the user documentation for the ISV Application, using the same proprietary rights notices (copyright and trademark) as are used on and in the Licensed Product as provided by Brokat to ISV. ISV shall not combine Brokat's trademarks with any other trademarks. ISV shall not file trademark applications for any of Brokat's trademarks or otherwise seek to register such trademarks. ISV will provide to Brokat, upon request, such materials and information as Brokat may reasonably require to verify ISV's compliance with this section.

Brokat grants to the ISV the right to use its "Beyond Personalization" trademark solely for purposes associated with Licensed Product.

2.5 TITLE. Notwithstanding any provision to the contrary contained in this Agreement, it is understood and agreed by the Parties that any software, application service, equipment, and documentation provided by Brokat and all intellectual property rights associated therewith (the "BROKAT TECHNOLOGY") is, and will remain, the sole and exclusive property of Brokat and its suppliers and successors and assigns and, except as otherwise specifically provided in this agreement, no license, right, title, interest in and/or to such Brokat Technology is granted to ISV by virtue of this Agreement and/or Brokat's performance hereunder. As such, Brokat will continue to have the unfettered right to utilize the Brokat Technology (and any portion or portions thereof) in any manner as determined by Brokat in its sole and absolute discretion; and unless otherwise specifically provided by this Agreement, Brokat will retain all right, title and interest

[BROKAT TECHNOLOGIES LOGO]


to any modifications made to the Brokat Technology, derivative works derived from the Brokat Technology, and/or incorporating the Brokat Technology pursuant to this Agreement, if any, (including, without limitation, any source code for said modifications and the right to own all patents and copyrights relating thereto) including, but not limited to, modifications to enable the Brokat Technology to function on a different operating system. ISV hereby makes all assignments necessary to accomplish the foregoing.


2.6 U. S. GOVERNMENT USERS. The Software and Licensed Product are commercial computer software and documentation developed exclusively at private expense. If acquired by or on behalf of a civilian agency, they will be subject to the terms of this computer software license as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successors. If acquired by or on behalf of the Department of Defense, they will be subject to the terms of this commercial computer software license as specified in 48 C.F.R. 227.7202-2, DFAR Supplement and its successors. If ISV receives a request from any agency of the U.S. Government to provide ISV Application with rights beyond those stated above, ISV will notify Brokat of the scope of the rights requested and the agency making the request, and Brokat will promptly, in its sole discretion, accept or reject such request.

2.7 EXPORT. Brokat shall not directly or indirectly export, re-export, or knowingly cause such export or re-export (including by download) the Software in violation of U.S. laws, including without limitation the Export Administration Act of 1979, as amended, any successor legislation and Export Administration Regulations, to anyone on the United States Treasury Department's list of Specially Designated Nationals or Blocked Persons or the United States Commerce Department's Table of Denial Orders. If ISV performs such prohibited act(s), directly or indirectly, Brokat will be entitled to terminate the provision of services and products, as well as this Agreement, at Brokat's sole option, after having allowed a cure period of 30 days and this cure period has elapsed unsuccessfully. ISV agrees to the foregoing and represents and warrants that ISV and its end users is not located in, under the control of, or a national or resident of any such country or on any such list.

3.      SOURCE CODE ESCROW

3.1 Brokat maintains and will continue to maintain during the term of this Agreement a source code escrow deposit agreement ("Escrow Deposit Agreement") for its Software with one or more commercial software escrow companies. As of the Effective Date, the Escrow Deposit Agreement is with Data Securities International, Inc. Brokat will provide a copy of the then-current Escrow Deposit Agreement to ISV, with confidential information removed, upon ISV's written request.

3.2 Brokat will add ISV as a beneficiary of the Escrow Deposit Agreement within 30 days after ISV's request and ISV's payment of the escrow agent's fees to be added and maintained as a beneficiary. If ISV discontinues paying for product support for a Software product, or fails to pay the annual fee to the escrow agent to be maintained as an escrow beneficiary, ISV will immediately be removed as a beneficiary of the Escrow Deposit Agreement for such Software. The source code will be released to ISV from escrow according to the procedure described in the Escrow Deposit Agreement if Brokat: (a) ceases doing business (except where the business is continued by a successor-in-interest), or (b) discontinues offering technical support for the Software and does not offer comparable support through a third party reasonably acceptable to ISV under substantially similar terms.

3.3 If the source code is released from escrow, ISV will be licensed to use the source code to support its development, sublicensing and support of ISV Customers and end-users under the terms of Section 2. The source code may not be released or disclosed to any third party. If the Software includes any commercially available software licensed from a third party, then no source code escrow deposit will be required for such third-party portion.

4.      FEES AND PAYMENTS

4.1     ISV will pay the license fees, royalties and support fees listed in
Exhibit 1. ISV will maintain accurate records, for each version of the Licensed Product, of the number of licenses issued during each

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[BROKAT TECHNOLOGIES LOGO]

reporting period. Within 45 days after the close of each calendar quarter, ISV will provide a written statement to Brokat in the form attached as Exhibit 2. ISV will submit payment of the license fees, royalties and support fees with the report.

4.2 ISV will pay, in addition to the other amounts payable under this Agreement, all local, state and federal excise, sales, use, personal property, gross receipts and similar taxes (excluding taxes imposed on or measured by Brokat's net income) levied or imposed by reason of the transactions under this Agreement. ISV will, upon demand, pay to Brokat an amount equal to any such taxes actually paid or required to be collected or paid by Brokat. Prices listed in this Agreement are net of any withholding. If ISV is required to withhold a portion of payments hereunder, then ISV will "gross-up" the amount payable under this Agreement so that Brokat receives the full amount specified in this Agreement, regardless of any withholding.

4.3 At Brokat's request (not more often than annually), ISV will provide a written certification, signed by an authorized representative of ISV, verifying that ISV's use of the Software and distribution of the Licensed Product are in compliance with this Agreement. Brokat will have the right to conduct a compliance review of ISV's distribution, tracking and reporting systems and records, during business hours at ISV's facilities, with reasonable notice, not more frequently than annually.

4.4 Brokat shall be entitled, upon four weeks prior written notice and using an independent auditor reasonably approved by ISV, to examine copies of ISV's records pertaining to the information necessary for enforcement of the rights and obligations under this Agreement, but only to the extent Brokat identifies the right it seeks to enforce. Any information received as a result of an audit shall be considered Confidential Information. If ISV is discovered to have understated any amounts in excess of ten percent (10%) or in the event Brokat learns that ISV has materially breached this Agreement as determined by such audit, then ISV shall bear the expense of such audit.

5. SUPPORT means the problem resolution support and software maintenance services generally offered by Brokat to its end user customers for the Software. At a minimum, Support will include

- telephone support to ISV during business hours (7:00am-5:00pm Pacific time, Monday through Friday, excluding Brokat holidays)

- For software support circumstances where the Software prevents the Licensed Work from functioning, Brokat agrees to provide 24 x7 support access and a response within 24 hours.

- ISV's ability to report bugs by e-mail, fax and/or the Blaze Online Support System (BOSS) web site at any time

- bug fixes and maintenance releases that are provided as part of Software maintenance. Brokat reserves the right to charge an upgrade fee for major new versions with significantly enhanced functionality. As long as ISV is paying the Support Fees, ISV may provide such bug fixes and maintenance releases to supported ISV Customers.

ISV is solely responsible for providing first-line support for the Licensed Product to ISV Customers. Such support must be provided at the same level of service and availability as ISV provides for the ISV Product. ISV will name one primary and one backup support coordinator for the Software. All Support requests from ISV to Brokat must be made through these support coordinators. When Brokat makes a new release available, ISV may distribute only the new release and must stop distributing the old version of the Licensed Product within a reasonable period of time, not to exceed six months. As long as ISV continues to pay the Support Fee, Brokat will continue to provide Support for a non-current release of the Software for up to 24 months after the superseding release.

6.      CONFIDENTIAL INFORMATION.

6.1 "Confidential Information" means the Software, the Licensed Product and all other non-public information which is marked as confidential or which should reasonably be expected to be treated as


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
[BROKAT TECHNOLOGIES LOGO]


confidential, including without limitation, development plans, and non-public financial, customer and market information. Confidential Information does not include information (a) already lawfully known to the recipient prior to disclosure by the other party or developed by or for the recipient independently of and without access to the Confidential Information, (b) generally known to the public or (c) lawfully obtained by the recipient from any third party without breach of any confidentiality obligations.

6.2 Each party will safeguard Confidential Information with reasonable security means at least equivalent to measures that it uses to safeguard its own proprietary information. Each party will use the Confidential Information only as needed to fulfill its obligations hereunder. If either party is required to disclose the other's Confidential Information by law, regulation or court order, the party will notify the owner promptly of the requirement, and will work with the owner to attempt to minimize the scope of required disclosure.

6.3 Within 14 days after the first production deployment of Licensed Work at a customer of ISV, the parties agree to issue a joint press release announcing the customer success story and the existence and general nature of the relationship between Brokat and ISV. Brokat may also include ISV's name on a list of Brokat's resellers, without implication of endorsement. Any other public statement by either party about the other party requires the other party's prior consent.

7.      LIMITED WARRANTIES

7.1 WARRANTY TO ISV CUSTOMERS. ISV will not make any representations or warranties regarding the Licensed Product that are inconsistent with or greater than the warranties that Brokat makes to ISV regarding the Software. ISV is solely responsible to ISV Customers for any warranty claim regarding the Licensed Product. Brokat will provide support to ISV under Section 5 above for support issues that ISV is unable to resolve with ISV Customers.

7.2 DISCLAIMER. ISV ACKNOWLEDGES AND AGREE THAT THE SOFTWARE IS PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS AND ISV'S USE AND SALE OF THE SOFTWARE IS AT ITS OWN RISK. BROKAT MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, UNDER THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES REGARDING FITNESS FOR PURPOSE, MERCHANTABILITY, ACCURACY OF DATA, OR CORRESPONDENCE WITH DESCRIPTION, NONINFRINGEMENT, OR TITLE. FURTHER, EXCEPT AS MAY BE EXPRESSLY SET FORTH, BROKAT DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS THAT THE SOFTWARE WILL BE FREE FROM BUGS OR THAT THEIR USE WILL BE UNINTERRUPTED OR WITHOUT DELAY OR WITHOUT INFILTRATION OR COMPROMISE OF SECURITY SYSTEMS RELATED TO THE SOFTWARE.

8. PROPRIETARY RIGHTS INDEMNIFICATION

8.1 Brokat will defend, indemnify and hold harmless ISV from and against direct pecuniary damages (exclusive of consequential damages) actually suffered and incurred by ISV as a direct and proximate result of a third party suit, claims, or proceeding alleging that the Software (excluding any third party software or hardware, whether or not delivered by Brokat) infringemes of any registered patent, trademark, copyright or trade secret of the United States or Canada existing as of the Effective Date, provided that ISV gives Brokat (a) prompt written notice of any such claim, and (b) full authority and control of the settlement and defense of the claim, and (c) reasonable assistance, at Brokat's request and expense, to defend or settle such claim.

8.2 Brokat has no obligation to ISV for any infringement claim which arises from (a) Brokat's compliance with specifications or requirements provided by ISV, or (b) any modification to the Software by anyone other than Brokat, or (c) use of the Software in conjunction with third party software, hardware or data, or (d) use not in compliance with Software documentation or other unauthorized or undeintended use if the infringement would not have occurred without such third party software, hardware or data or misuse.

8.3 If all or any material part of the Software (including any equipment or software provided by Brokat) is, or in the opinion of Brokat may become the subject of a claim covered by this Section, Brokat

[BROKAT TECHNOLOGIES LOGO]


may at its own expense promptly (i) replace with a compatible, functionally equivalent, non-infringing product or service, (ii) modify or take other action so that the product or service becomes non-infringing, or (iii) procure the right of ISV to continue using the Software, all without any additional cost to ISV and at Brokat's sole and absolute discretion.

8.4 This Section 8 states the entire obligation of Brokat and the exclusive remedies of ISV with respect to any alleged or actual patent, trademark, copyright, trade secret or other intellectual property right infringement.

9.      LIMITED LIABILITY AND REMEDIES

9.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH DAMAGES ARE:

THE RESULT OF A BREACH OF BROKAT'S INTELLECTUAL PROPERTY RIGHTS BY ISV.

9.2 BROKAT'S LIABILITY TO ISV SHALL NOT EXCEED THE AMOUNT PAID BY ISV DURING THE PRECEDING TWELVE (12) MONTH PERIOD FROM THE DATE THE EVENT GIVING RISE TO THE CLAIM OCCURRED. EXCEPT FOR THE FOLLOWING CLAIMS FOR WHICH NO LIMIT SHALL
APPLY:

        a. DAMAGES AWARDED IN A THIRD PARTY CLAIM FOR WHICH THE ISV IS INDEMNIFIED BY BROKAT UNDER SECTION 8; or

        b. BROKAT'S COSTS TO DEFEND OR SETTLE A THIRD PARTY CLAIM FOR WHICH ISV IS INDEMNIFIED BY BROKAT UNDER SECTION 8.

10.     TERM AND TERMINATION

10.1 Term. Unless terminated earlier pursuant to Section 10.2 below, the initial term of this Agreement is for 3 years after the Effective Date. Thereafter, the Agreement will continue for automatic annual renewal terms of one (1) year unless either party gives 30 days' written notice of termination at any time.

10.2 This Agreement may be terminated by either party if the other party is in material breach of its obligations under this Agreement (a material breach is a breach of a material term in this Agreement), and the breach is not cured within 30 days after the non-breaching party gives the breaching party written notice of the breach, except that the cure period for any failure to pay any fees shall only be 15 days.

10.3 On expiration or termination of this Agreement, all Confidential Information will be destroyed or returned to the owner within 30 days of the date of termination. ISV must destroy all full or partial copies of the Software under ISV's control within ten days after termination. End-user sublicenses validly issued to ISV Customers will survive any expiration or termination of this Agreement.

10.4 This Section 10 and the following Sections will survive expiration or termination of this Agreement: 2.5 (Title), 6 (Confidential Information), 7 (Limited Warranties), 8 (Proprietary Rights Indemnification), 9 (Limited Liability and Remedies), and 11.3 (Governing Law).

11.     GENERAL TERMS

11.1 Assignment. Neither party may, without the prior written consent of the other party which may not be unreasonably withheld or delayed, assign or transfer all or any part of this Agreement to any third party, whether by reason of acquisition or merger or otherwise. Each party will give the other party prompt written notice of any other acquisition or merger.

11.2 Force Majeure. Neither party will be deemed in default of this Agreement to the extent that their performance (other than payment) or attempts to cure any breach are delayed or prevented by reason of any cause beyond the control of such party, provided that such party gives the other party prompt written notice thereof, and uses its best efforts to cure the delay.

[BROKAT TECHNOLOGIES LOGO]

11.3 Governing Law. This Agreement will be construed pursuant to the substantive law of the State of California, without reference to principles of conflicts of law, to international law, including without limitation the 1980 United Nations Convention on Contracts for the International Sale of Goods, as revised, or to the Uniform Computer Information Transactions Act as adopted in any jurisdiction.

11.4 Notices. All notices, consents or other communications provided for under this Agreement will be in writing and will be deemed given if delivered by overnight courier (effective on the date of delivery) or by mail (effective on the date of receipt). Until notice of change of address has been given in the manner provided in this paragraph, notices will be sent to the notice address at the end of this Agreement.

11.5 Modification and Waiver. This Agreement may not be modified or amended except by a writing which is signed by authorized representatives of each of the parties. Either party's failure to exercise any right or the waiver by either party of any breach, will not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of the Agreement.

11.6 Severability. Each provision of this Agreement is intended to be severable and if any provision is determined by a court of competent jurisdiction to be illegal or invalid or unenforceable for any reason whatsoever, such provision will be severed from this Agreement and will not affect the legality or validity or enforceability of the remainder of this Agreement or any other provision hereof.

11.7 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes any prior oral or written promises or agreements. There are no promises, covenants or undertakings other than those expressed in this Agreement. This Agreement supersedes any conflicting terms in any purchase order or acknowledgment, or in any license agreement included with or incorporated in the Software.

11.8 Effective Date. The Effective Date of this Agreement is July 9, 2001______________________.

AGREED:
BROKAT TECHNOLOGIES INC. (Brokat)         Brokat A   (ISV)

By:                                       By:
   -------------------------------           -------------------------------
Printed                                   Printed

Name:  Eric Kintzer                       Name: Stephan Kruppa
     -----------------------------             -----------------------------

Title: Chief M3 Officer                   Title: Chief Technology Officer
       -------------------------------          -------------------------------

Notice                                    Notice

Address: 150 Almaden Blvd, Ste 900        Address:
         San Jose, CA 95113
         Attn:  General Counsel

[BROKAT TECHNOLOGIES LOGO]

                                    EXHIBIT 1


SOFTWARE:


Brokat Advisor Builder
Brokat Advisor Innovator Workbench
Brokat Advisor Rule Server and Engine -  Deployment
Brokat Advisor Innovator Runtime

In addition, ISV shall have the option to license at terms no less favorable than this Agreement future Brokat Advisor-based software products developed by Brokat for rules-based personalization of end user-directed content

In addition, the ISV shall receive a softcopy of the training materials for the Software as of the Effective Date for internal use only.



ISV APPLICATION:

The Software may be distributed by ISV only as part of the following ISV
Application: {describe}

Brokat M Business Platform 5.0 and later versions; specifically and only embedded within the following components:

Brokat PaymentWorks
Brokat TrustWorks also known as Brokat SignatureWorks Brokat LocationWorks Brokat Profile Exchange Brokat Alerting Service Brokat Orchestration Service Brokat Interaction Service Brokat Profile Manager Brokat Virtual Personal Assistant Works

These products (which may be subsequently renamed) are described in the attached document: "Brokat M-Business Platform 5.0"


LICENSE FEES AND ROYALTIES FOR SOFTWARE:

-   Price to ISV for licenses for ISV's internal use:

- ISV shall pay US$25,000 per annum starting on the Effective Date as a non-refundable technology licensing fee to develop Licensed Software

- Amount of royalties to be paid by ISV for sublicenses of the Software to end users:

- ISV shall pay a non-refundable deployment royalty fee of $2,975,000 by the Effective Date.

Note: ISV may set the price for licenses distributed to customers.

[BROKAT TECHNOLOGIES LOGO]

SUPPORT FEE TO ISV:

ISV shall pay Brokat 9.0% of the non-refundable deployment royalty fee and non-refundable technology license fee as royalty maintenance and support fee during the term as determined by the Payment Schedule below. Such maintenance will be calculated and paid on a quarterly basis, and based upon customer deployment amounts as noted below.

Non-refundable royalty fee: $2,975,000
Term (quarters) of Agreement: 12
Non-refundable Royalty Support & Maintenance Fee Rate: 9.0%


Minimum quarterly deployment rate - year 2    900000   1200000   1500000   1700000
Minimum quarterly deployment rate - year 3   2100000   2300000   2650000   2975000


Support payments based upon Deployment Rate   Q1      Q2      Q3        Q4       Total
Year 1 Quarterly Support Payments                0       0    6750      13500     20250
Year 2 Quarterly Support Payments            20250   27000   33750      38250    119250
Year 3 Quarterly Support Payments            47250   51750   59625    66937.5   225562.5

Royalty Rate                                 0.09


TERRITORY/MARKET:
No restrictions (except for compliance with Section 2.7)

[BROKAT TECHNOLOGIES LOGO]

                                    EXHIBIT 2


                             ROYALTY REPORTING FORM

BROKAT TECHNOLOGIES INC.
QUARTERLY SALES & ROYALTY REPORT FOR XXXXXX.
FOR THE PERIOD ENDING:


NOTE: THE FOLLOWING INFORMATION IS TO BE PROVIDED WITHIN 15 CALENDAR DAYS AFTER THE CLOSE OF EACH QUARTER


CUSTOMER NAME   PRODUCT LICENSE         LICENSE QTY    PRICING TIER     ROYALTY AMT     NET SALES PRICE    AMOUNT DUE
Customer A      Blaze Advisor
Customer B      Blaze Advisor
                                        -----------    ------------     -----------     ---------------    ----------
                        TOTALS:             0                                 0                0               0
                                        ===========    ============     ===========     ===============    ==========


CUSTOMER NAME  SUPPORT AND MAINTENANCE  LICENSE QTY    SUPPORT ID #     NET SALES PRICE  AMOUNT DUE
Customer A     Blaze Advisor  Support
Customer B     Blaze Advisor  Support
                                        -----------    ------------     ---------------  ----------
                        TOTALS:             0                                 0                0
                                        ===========    ============     ===============  ==========


NOTES AND COMMENTS:


Submit to:  Brokat Technologies Inc.
            Attention:  Revenue Accounting
            150 Almaden Blvd, Ste 900
            San Jose, CA 95113

                                                                       EXHIBIT G

                         PATENT APPLICATIONS ASSIGNMENT

        This Patent Applications Assignment (this "ASSIGNMENT") is made and entered into as of August 15, 2001 by and between Brokat Technologies, Inc. a Delaware corporation, having a place of business at 150 Almaden Boulevard, San Jose, California 95113 ("ASSIGNOR"), and HNC Software Inc., a Delaware corporation, having a place of business at 5935 Cornerstone Court West, San Diego, California 92121 ("ASSIGNEE").

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the Asset Purchase Agreement dated August 15, 2001 between Assignor and Assignee, Assignor has agreed to, and does hereby, sell, assign, and transfer to Assignee, for itself and its successors, transferees, and assignees, the following:

        1. The entire worldwide right, title, and interest in all inventions and improvements ("SUBJECT MATTER") that are disclosed in the following applications ("PATENT RIGHTS"):

COUNTRY/        PATENT APPLICATION
ORIGIN          SERIAL NO.           TITLE                                    FILING DATE
-------         -------------------  -----                                    -----------
USA             4,752,889            Dynamic, interactive display system      August 18, 1986
                                     for a knowledge base
USA             60/203,073           Flexible and adaptable rule              May 9, 2000
                                     architecture and development
                                     environment
USA             60/231,161           Question framework with 24/7 operation   September 7, 2000
USA             09/751,535           Method and system for implementing       December 29, 2000
                                     rules and ruleflow
USA             09/852,609           Approach for re-using business rules     May 9, 2001
PCT             PCT/US01/15024       Approach for re-using business rules     May 9, 2001
USA             09/852,610           Approach for generating rules            May 9, 2001
PCT             PCT/US01/15025       Approach for generating rules            May 9, 2001

        2. The entire worldwide right, title, and interest in and to (a) the Patent Rights, including any right of priority; (b) any divisional, continuation, substitute, renewal, reissue, and other related applications thereto which have been or may be filed in the United States or elsewhere in the world; (c) any patents which may be granted on the applications set forth in (a) and (b) above; and (d) the right to sue in its own name and to recover for past, present and/or future infringement of any or all of any applications or patents issuing therefrom.

      Assignor agrees to do the following, when requested, and without further consideration, in order to carry out the intent of this Assignment: (a) execute all oaths, assignments, powers of attorney, applications, and other papers necessary or desirable to fully secure to Assignee the rights, titles and interests herein conveyed; (b) communicate to Assignee all known facts relating to the Subject Matter of the above-identified patent applications; and (c) generally do all lawful acts that Assignee shall consider desirable for securing, maintaining, and enforcing worldwide patent protection relating to the Subject Matter of the above-identified patent applications and for vesting in Assignee the rights, titles, and interests herein conveyed. Assignor hereby appoints Assignee as Assignor's attorney-in-fact (this appointment being irrevocable and coupled with an interest) to execute such documents on its behalf. Assignor further agrees to provide any successor, transferee, assignee, or legal representative of Assignee with the benefits and assistance provided to Assignee hereunder.

        Assignor represents that Assignor has sufficient right, title, and interest to make the conveyances set forth herein, and covenants with Assignee that the Assignor has made or will make hereafter no assignment, grant, mortgage, license, or other agreement affecting the rights, titles, and interests herein conveyed.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Patent Applications Assignment to be executed as of the date first written above by their respective officers thereunto duly authorized.

BROKAT TECHNOLOGIES, INC.


By: __________________________
Name:
Title:


State of California
County of __________

On this ______ day of August, 2001, before me, ____________________, a Notary
Public in and for the State of California, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal. _____________________________________
                                            Notary Public




HNC SOFTWARE INC.


By: ___________________________

Name: _________________________

Title: __________________________




State of California
County of Santa Clara

On this ______ day of August, 2001, before me, ____________________, a Notary
Public in and for the State of California, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.      _____________________________________
                                        Notary Public

                                                                       EXHIBIT H

                                 MARK ASSIGNMENT

        This Mark Assignment (this "ASSIGNMENT") is made and entered into as of August 15, 2001 by and between Brokat Technologies, Inc. a Delaware corporation, having a place of business at 150 Almaden Boulevard, San Jose, California 95113 ("ASSIGNOR"), and HNC Software Inc., a Delaware corporation, having a place of business at 5935 Cornerstone Court West, San Diego, California 92121 ("ASSIGNEE").

                                    RECITALS

        A. Assignor owns certain trademarks and service marks identified in Attachment A (collectively, the "MARKS") and the applications and registrations listed in Attachment A hereto (the "APPLICATIONS AND REGISTRATIONS").

        B. In connection with that Asset Purchase Agreement dated August 15, 2001 between Assignor, Assignee and the other parties thereto (the "PURCHASE AGREEMENT"), Assignor and Assignee desire to transfer all right, title and interest in and to the Marks and the Applications and Registrations from Assignor to Assignee.

        NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. REPRESENTATIONS AND WARRANTIES BY ASSIGNOR. Without limiting or amending Assignor's representations and warranties made in the Purchase Agreement, Assignor represents and warrants that it owns all right, title and interest in and to the Marks and the Applications and Registrations, and that it has the full power and authorization to execute and perform this Assignment and to make the assignments and transfers contained herein of the Marks, Applications and Registrations.

        2. TRANSFER OF RIGHTS BY ASSIGNOR. Assignor hereby confirms that it has under the Purchase Agreement agreed to, and Assignor does hereby, assign, transfer and convey to Assignee, its successors, assigns and other legal representatives, all right, title and interest, including common law rights, in the United States of America and all other countries and jurisdictions of the world, in and to each of the Marks and each of the Applications and Registrations, together with the goodwill of the business symbolized by said Marks and that portion of the business which is ongoing and existing to which the Marks pertain, and further including all claims for damages by reason of past, present and/or future infringement of the Marks, with the right to sue for, and collect, the same for Assignee's own use and benefit. Assignor hereby appoints Assignee as Assignor's attorney-in-fact (this appointment being irrevocable and coupled with an interest) to execute such documents on its behalf.

        IN WITNESS WHEREOF, the parties have caused this Mark Assignment to be executed as of the date first written above by their respective officers thereunto duly authorized.

BROKAT TECHNOLOGIES, INC.


By: __________________________
Name:
Title:


State of California
County of __________

On this ______ day of August, 2001, before me, ____________________, a Notary
Public in and for the State of California, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal. _____________________________________
                                            Notary Public


HNC SOFTWARE INC.


By: ___________________________

Name: _________________________

Title: __________________________




State of California
County of Santa Clara

On this ______ day of August, 2001, before me, ____________________, a Notary
Public in and for the State of California, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.        _____________________________________
                                          Notary Public

                                      ATTACHMENT A TO MARK ASSIGNMENT



REGISTERED MARKS

------------------------ ------------ ------------- ---------------
MARK                     COUNTRY      SERIAL NO.    REG. NO
------------------------ ------------ ------------- ---------------
BLAZE ADVISOR            European     1463603       n/a
                         Union
------------------------ ------------ ------------- ---------------
BLAZE ADVISOR            Brazil       822036126     n/a
------------------------ ------------ ------------- ---------------
BLAZE ADVISOR            Switzerland  00499/2000    474.313
------------------------ ------------ ------------- ---------------
BLAZE ADVISOR            China        2000007437    1562231
------------------------ ------------ ------------- ---------------
BLAZE ADVISOR            Mexico       681491        n/a
------------------------ ------------ ------------- ---------------
Blaze Software logo      China        2000007438    1562230
and "speedy bee" logo
------------------------ ------------ ------------- ---------------
Blaze Software logo      Switzerland  00498/2000    474.278
and "speedy bee" logo
------------------------ ------------ ------------- ---------------
Blaze Software logo      Australia    820220        n/a
and "speedy bee" logo
------------------------ ------------ ------------- ---------------
C/S ELEMENTS             France       94514202      n/a
------------------------ ------------ ------------- ---------------
C/S ELEMENTS             China        950106019     n/a
------------------------ ------------ ------------- ---------------
C/S ELEMENTS             Germany      N265129WZ     n/a
------------------------ ------------ ------------- ---------------
C/S ELEMENTS             USA          74576327      2074589
------------------------ ------------ ------------- ---------------
DATA ACCESS ELEMENT      USA          75076620      2074683
------------------------ ------------ ------------- ---------------
DISTRIBUTED MESSAGING    USA          75076601      2078196
ELEMENT
------------------------ ------------ ------------- ---------------
ELEMENTS ENVIRONMENT     USA          74732437      2090205
------------------------ ------------ ------------- ---------------
EXPERTFRAME              USA          75640066      2,458,049
------------------------ ------------ ------------- ---------------
INTELLIGENT RULES        USA          75076618      2076582
ELEMENT
------------------------ ------------ ------------- ---------------
INTEROPERABLE OBJECTS    USA          75076619      2076582
ELEMENT
------------------------ ------------ ------------- ---------------
ND logo                  USA          74576333      1921737
                                      74732436      2002918
------------------------ ------------ ------------- ---------------
ND logo                  France       94514205      n/a
                                      95589513
------------------------ ------------ ------------- ---------------
ND logo                  Germany      N265139WZ     n/a
------------------------ ------------ ------------- ---------------
ND logo                  Japan        HEI632719     n/a
------------------------ ------------ ------------- ---------------
NEURON DATA              China        950106021     n/a
------------------------ ------------ ------------- ---------------
NEURON DATA              France       94514201      n/a
                                      95589512
------------------------ ------------ ------------- ---------------
NEURON DATA              European     208389        n/a
                         Union
------------------------ ------------ ------------- ---------------
NEURON DATA              USA          74732440      2068537
                                      74576334      1980504
------------------------ ------------ ------------- ---------------

------------------------ ------------ ------------- ---------------
NEURON DATA              USA          74732437      2224508
ELEMENTS
ENVIRONMENT
------------------------ ------------ ------------- ---------------
NEXPERT                  USA          73632865      1445140
                                      73592557      1453986
------------------------ ------------ ------------- ---------------
NEXPERT                  France       94514203      n/a
------------------------ ------------ ------------- ---------------
NEXPERT                  Germany      N265179WZ     n/a
------------------------ ------------ ------------- ---------------
NEXPERT                  Great        1567708       n/a
                         Britain
------------------------ ------------ ------------- ---------------
NEXPERT OBJECT           France       94514204      n/a
------------------------ ------------ ------------- ---------------
NEXPERT OBJECT           Germany      N265189WZ     n/a
------------------------ ------------ ------------- ---------------
NEXPERT OBJECT           Great        1567706       n/a
                         Britain
------------------------ ------------ ------------- ---------------
NEXPERT OBJECT           USA          74576332      1963840
------------------------ ------------ ------------- ---------------
OOSCRIPT                 USA          75076617      2168065
------------------------ ------------ ------------- ---------------
OPEN INTERFACE ELEMENT   China        950106020     n/a
------------------------ ------------ ------------- ---------------
OPEN INTERFACE ELEMENT   France       94527615      n/a
------------------------ ------------ ------------- ---------------
OPEN INTERFACE ELEMENT   Japan        HEI637218     n/a
------------------------ ------------ ------------- ---------------
OPEN INTERFACE ELEMENT   USA          75076611      2096802
                                      74576335      1956920
------------------------ ------------ ------------- ---------------
SMART ELEMENTS           USA          74576329      1956919
------------------------ ------------ ------------- ---------------
SMART ELEMENTS           China        950106018     n/a
------------------------ ------------ ------------- ---------------
SMART ELEMENTS           France       94527616      n/a
------------------------ ------------ ------------- ---------------
SMART ELEMENTS           Japan        HEI637217     n/a
------------------------ ------------ ------------- ---------------
WEBCONTROL               USA          75076615      n/a
------------------------ ------------ ------------- ---------------
WEB ELEMENT              USA          75076612      2076580
------------------------ ------------ ------------- ---------------


PENDING MARKS

-------------------- ----------- ---------------
MARK                 COUNTRY     SERIAL NO.
-------------------- ----------- ---------------
SMARTLETS            USA         75783632
-------------------- ----------- ---------------
"speedy bee" logo    USA         75893670
-------------------- ----------- ---------------

                                                                       EXHIBIT I

                             DOMAIN NAME ASSIGNMENT

        This Domain Name Assignment (this "ASSIGNMENT") is made and entered into as of August 15, 2001 by and between Brokat Technologies, Inc. a Delaware corporation, having a place of business at 150 Almaden Boulevard, San Jose, California 95113 ("ASSIGNOR"), and HNC Software Inc., a Delaware corporation, having a place of business at 5935 Cornerstone Court West, San Diego, California 92121 ("ASSIGNEE").

                                    RECITALS

        A. Assignor has registered with various registrars (the "REGISTRARS"), and is the current owner of, the domain names listed in Attachment A attached hereto (the "DOMAIN NAMES") and the applications and registrations listed in Attachment A.

        B. In connection with that Asset Purchase Agreement dated August __, 2001 between the parties hereto (the "ASSET PURCHASE AGREEMENT"), Assignee is desirous of acquiring the Domain Names from Assignor and Assignor is desirous of assigning the Domain Names from Assignee.

        C. Assignor and Assignee are agreeable to a transfer from Assignor to Assignee of the Domain Names and the applications and registrations listed in Attachment A.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

        1. REPRESENTATIONS AND WARRANTIES BY ASSIGNOR. Without limiting or amending Assignor's representations and warranties made in the Purchase Agreement, Assignor represents and warrants to Assignee, its successors, assigns and other legal representatives that Assignor owns all right, title and interest in and to the Domain Names and the applications and registrations listed in Attachment A, and that it has the full power to enter into and perform this Assignment and to make the assignments and transfers of the Domain Names and such applications and registrations contained herein.

        2. TRANSFER OF RIGHTS BY ASSIGNOR. Assignor hereby assigns and transfers to Assignee all of its right, title and interest worldwide in and to all of the Domain Names and all of the applications and registrations listed in Attachment A, together with any goodwill associated therewith.

        3. TRANSFER OF DOMAIN NAMES BY ASSIGNOR. Without limiting or amending Assignor's representations and warranties made in the Asset Purchase Agreement, Assignor represents and warrants to Assignee, its successors, assigns and other legal representatives that Assignor has taken the steps required by the procedures promulgated by the Registrars with which the Domain Names have been registered to transfer the Domain Names to Assignee. Assignor agrees, without further consideration, to provide or execute such other information or documents and to take such other steps as may be reasonably necessary or appropriate to accomplish the assignment and transfer to Assignee of the Domain Names and the applications and registrations listed in Attachment A upon Assignee's reasonable request. Assignor hereby appoints Assignee as Assignor's attorney-in-fact (this appointment being irrevocable and coupled with an interest) to execute such information or documents on its behalf.

        IN WITNESS WHEREOF, the parties have caused this Domain Name Assignment to be executed as of the date first written above by their respective officers thereunto duly authorized.

BROKAT TECHNOLOGIES, INC.


By: __________________________
Name:__________________________
Title:__________________________


State of California
County of __________

On this ______ day of __________, 2001, before me, ____________________, a
Notary Public in and for the State of California, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal. _____________________________________
                                            Notary Public




HNC SOFTWARE INC.


By: ___________________________

Name: _________________________

Title: __________________________




State of California
County of Santa Clara

On this ______ day of __________, 2001, before me, ____________________, a
Notary Public in and for the State of California, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.     _____________________________________
                                       Notary Public

                     ATTACHMENT A TO DOMAIN NAME ASSIGNMENT



                                  DOMAIN NAMES

----------------------------
blazesoft.com
----------------------------
blazesoftware.com
----------------------------
blazesoftware.net
----------------------------
blazesoftware.org
----------------------------
blazesoftware.co.jp
----------------------------
blazesoft.co.uk
----------------------------
blazesoftware.co.uk
----------------------------
elements.com
----------------------------
esolutionsalacarte.com
----------------------------
ibug.com
----------------------------
mlsoft.com
----------------------------
neurondata.co.uk
----------------------------
neurondata.com
----------------------------
smartelements.com
----------------------------
solutionsalacarte.com
----------------------------
touchpointinc.com
----------------------------

                                                                       EXHIBIT J


                              CONTINUING GUARANTEE


        This Continuing Guarantee (this "GUARANTEE") is made and given as of August 15, 2001 (the "EFFECTIVE DATE"), by Brokat Technologies Aktiengesellschaft, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("BROKAT"), in favor of HNC Software Inc., a Delaware corporation ("HNC"). Capitalized terms used and not defined herein shall have the meanings given to them in the Purchase Agreement (as defined below).

                                 R E C I T A L S

        A. Brokat Technologies, Inc., a Delaware corporation ("BTI") is an indirect subsidiary of Brokat.

        B. Pursuant to an Asset Purchase Agreement dated as of the Effective Date between BTI and HNC (the "PURCHASE AGREEMENT"), BTI desires to sell to HNC assets of BTI related to BTI's "Blaze Business" (as defined in the Purchase Agreement) (the "PURCHASED ASSETS"). All capitalized terms not defined in this Agreement will have the same meaning given to such terms in the Purchase Agreement.

        C. HNC is willing to purchase the Purchased Assets and to assume the Assumed Liabilities of the Blaze Business only on the condition that Brokat will enter into, execute and deliver this Guarantee whereby Brokat will guarantee to HNC the performance of BTI's obligations under the Purchase Agreement, including, without limitation, BTI's indemnification obligations under Article 10 of the Purchase Agreement, BTI's covenants and other agreements and obligations under the Purchase Agreement. Brokat is familiar with BTI's obligations under the Purchase Agreement and is willing to provide such a guarantee to HNC.

        NOW, THEREFORE, as a material inducement, condition and consideration to HNC to enter into the Purchase Agreement, to purchase the Purchased Assets and to assume the Assumed Liabilities of the BTI as provided under the Purchase Agreement, Brokat hereby agrees with HNC as follows:

        1.     GUARANTEE.

            (a) Subject to the terms and conditions of this Agreement, as a material inducement, condition and consideration for HNC to enter into the Purchase Agreement, to agree to pay BTI the consideration provided for the Purchased Assets under the Purchase Agreement and to assume the Assumed Liabilities, which HNC is unwilling to do without Brokat's agreements and guarantee hereunder, Brokat hereby guarantees and promises, subject to the limitations set forth in Article 10 of the Purchase Agreement, to (a) pay in United States Dollars, when due, any and all amounts owed by BTI to HNC pursuant to or arising from (i) BTI's indemnification and other obligations under Article

      10 of the Purchase Agreement or (ii) otherwise arising from any breach or default of BTI's representations and warranties, or failure by BTI to perform when due, any of its covenants or other obligations under the Purchase Agreement and (b) perform any and all obligations of BTI under the Purchase Agreement which are not performed by BTI when due in compliance with the Purchase Agreement (collectively, the "OBLIGATIONS"), if and when such Obligations become owed by BTI or are unperformed when due, or if BTI is in default regarding any of such Obligations. Brokat further agrees to pay all reasonable costs and expenses (including, but not limited to, court costs and reasonable attorneys' fees) paid or incurred by HNC in successfully enforcing this Guarantee. This Guarantee is absolute, unconditional and continuing and shall remain in effect until all of the Obligations shall have been fully discharged through payment or otherwise, at which time this Guarantee shall terminate and be of no further force or effect, and, prior to such termination, Brokat may not revoke or terminate this Guarantee without the express written consent of HNC. Each Obligation shall cease to be an Obligation only when it is fully discharged through payment or otherwise.

            (b) Notwithstanding the provisions of Section 1(a) above, HNC agrees that, in exercising HNC's indemnification rights under Article 10 of the Purchase Agreement, HNC shall first seek recovery of Damages against the Retained Amount before seeking any recovery of such Damages from Brokat pursuant to this Agreement; provided that if HNC seeks recovery of Damages on a Claim in an amount in excess of the then-remaining Retained Amount, then HNC may seek such recovery from both the Retained Amount and from Brokat pursuant to this Agreement.

        2.     REPRESENTATIONS AND WARRANTIES BY BROKAT.

               2.1    Brokat hereby represents and warrants to HNC that:

                      (a) Brokat is an Aktiengesellschaft duly incorporated, validly existing and in good standing under the laws of the Federal Republic of Germany. Brokat has all necessary corporate power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as now conducted. Brokat has all necessary corporate power and authority to enter into this Guarantee and to carry out its obligations hereunder.

                      (b) The execution, delivery and performance by Brokat of this Guarantee have been duly and validly authorized by all necessary corporate action and approvals on the part of Brokat (which action and approvals have been obtained and carried out in compliance with applicable law and Brokat's organizational documents, as amended to date).

                      (c) The execution, delivery and performance by Brokat of this Guarantee require no consent, approval, authorization or other action by or in respect of, or filing with, any third party or any Governmental Authority.

                      (d) The execution, delivery and performance by Brokat of this Guarantee do not and will not: (i) violate or conflict with any provision of the organizational documents of Brokat; (ii) violate or conflict with any existing law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Brokat; or (iii) result in a violation or breach by Brokat of, conflict with, or constitute a default (or an event which with the giving of notice or the lapse of time or both, would become a breach or default) by Brokat (or give rise to any right of termination, rescission, amendment, cancellation, payment or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture (including the Indenture, dated as of March 28, 2000, by and among Brokat and the Bank of New York, as trustee, with respect to Brokat's 11 1/2% Senior Notes due 2010), license, franchise, permit, agreement, lease or other contract, instrument or obligation to which Brokat is a party;

                      (e) there is no litigation, including, without limitation, any claim, action, suit, investigation or proceeding of any nature pending or threatened, at law or in equity, by way of arbitration or before any court or other Governmental Authority that may adversely affect, contest or challenge Brokat's authority, right or ability to perform its obligations under the Guarantee. To Brokat's knowledge, there are no judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator pending or binding against Brokat which would impair or adversely affect Brokat's performance of its obligations under the Guarantee.

                      (g) this Guarantee has been duly and validly executed by Brokat and constitutes the legal, valid and binding obligation of Brokat and is enforceable against Brokat in accordance with its terms.

               2.2 Brokat acknowledges that HNC has accepted this Guarantee in full reliance on the representations and warranties set out in this Section 2.

        3. NO IMPAIRMENT OF BROKAT'S LIABILITY. The liability of Brokat hereunder shall in no event be affected or impaired by any of the following, any of which may be done or omitted by HNC from time to time, without notice to or the consent of Brokat: (a) any extension by HNC of the time for payment or performance of any of the Obligations; (b) any acceptance by HNC of any collateral or security for any of the Obligations; or (c) any invalidity or unenforceability of all or any part of the Obligations against BTI, or of any collateral security for the Obligations.

        4. SUBROGATION, REIMBURSEMENT AND SIMILAR RIGHTS. So long as there are any Obligations, Brokat shall not have any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right, or remedy of HNC against BTI or any security which HNC now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law, or otherwise.

        5. PAYMENTS AND TAXES. All sums payable by Brokat under this Guarantee shall be paid to HNC free and clear of, and without any deduction for, all deductions, Liens or withholdings whatsoever save only those as may be required by law or regulation. If any deduction or withholding is required by any law or regulation in respect of any payment due from Brokat under this Guarantee, such deduction or withholding shall be the responsibility of

Brokat and Brokat shall pay all such deduction or withholding amounts and indemnify HNC for any loss with respect to such amounts. The sum payable by Brokat shall be increased so that, after making such deduction or withholding so required, Brokat shall pay HNC and HNC shall receive and be entitled to retain on the due date for payment a net amount equal to the amount which it would have received had no such deduction or withholding been required to be made. Promptly after Hop's written request, Brokat shall deliver or procure the delivery to HNC of all receipts issued to Brokat and evidencing each such deduction and withholding.

        6. GOVERNING LAW; JURISDICTION AND VENUE

               6.1 This Guarantee shall be governed and construed in accordance with the laws of the State of California applicable to contracts executed and performed entirely within the State of California, without regard to the principles of choice of laws or conflicts of law rules of such state. Brokat irrevocably and unconditionally consents to the jurisdiction and venue of either the state courts located in Santa Clara County, California or the United States District Court for the Northern District of California for the purpose of any suit, action or proceeding which may arise out of or in connection with this Guarantee.

               6.2 Nothing contained in this Section shall limit the right of HNC to take proceedings against Brokat in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

        7. AMENDMENT AND WAIVER. No amendment or modification of this Guarantee may be made unless it is set forth in writing and signed by both Brokat and HNC. No waiver of any right of HNC under this Guarantee will be effective unless expressly set forth in a writing signed by HNC. No course of dealing between the parties will operate as a waiver of HNC's rights under this Guarantee. A waiver by HNC on one occasion will not be construed as a bar to or waiver by HNC of any right or remedy on a future occasion.

        8. SUCCESSORS AND ASSIGNS. The provisions of this Guarantee will inure to the benefit of, and be binding upon, each party's respective heirs, successors and assigns; provided that Brokat may not assign or delegate any of its rights or obligations under this Guarantee without Hop's prior written consent.

        9. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Guarantee will not affect the validity or unenforceability of any other term or provision hereof. The headings in this Guarantee are for convenience of reference only and will not alter or otherwise affect the meaning of this Guarantee.

        10. COUNTERPARTS. This Guarantee may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Guarantee.

        11. ENTIRE AGREEMENT. This Guarantee will constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings or agreements regarding such subject matter.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

        IN WITNESS WHEREOF, Brokat has executed and delivered this Guarantee effective as of the day and year first above written.


                                                   BROKAT AKTIENGESELLSCHAFT



                                                   By:_________________________

                                                   Name:_______________________

                                                   Title:______________________




       [SIGNATURE PAGE TO BROKAT AKTIENGESELLSCHAFT CONTINUING GUARANTEE]